                                                                   EXHIBIT 10.1




                               CREDIT AGREEMENT

                                 BY AND AMONG

                       SURGICAL CARE AFFILIATES, INC.,

                           SCA-MANAGEMENT COMPANY,

                           SCA INVESTMENT COMPANY,

                          THE LENDERS LISTED HEREIN,

                                     AND

                       THIRD NATIONAL BANK IN NASHVILLE

                                   AS AGENT




                      $85,000,000 REVOLVING CREDIT LOAN





                                 APRIL 12, 1995

TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----

                                                              ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.01 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02 Accounting Terms and Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.03 Other Definitional Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.04 Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                              ARTICLE II

THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.01 Revolving Credit Loan Commitment and Swing Line Loan Commitment . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.02 Lenders Not Permitted or Required To Make Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.03 Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.04 Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.05 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.06 Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.07 Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.08 Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.09 Use Of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.10 Repayment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.11 Voluntary Prepayments of Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.12 Voluntary Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.13 Payments, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.14 Interest Rate Not Ascertainable, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.15 Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.16 Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.17 Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.18 Apportionment of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.19 Sharing of Payments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.20 Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.21 Relationship of Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                             ARTICLE III

REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.01 Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.02 Corporate Power and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.03 Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27



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
         Section 3.04 No Legal Bar or Resultant Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.05 No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.06 Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.07 Investments, Advances, and Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.08 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.09 Taxes; Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.10 Title, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.11 No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.12 Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.13 Compliance with Laws, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.14 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.15 Subsidiaries, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.16 No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.17 Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.18 Securities Act, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.19 Use of Proceeds; Purpose of the Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.20 Personal Holding Company; Subchapter S  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.21 Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.22 Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.23 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.24 Government Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.25 Intercompany Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.26 Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.27 Payment or Dividend Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                              ARTICLE IV

CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.01 Conditions Preceding to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.02 Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                              ARTICLE V

AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.01 Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.02 Auditor's No Default Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.03 Taxes and Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.04 Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.05 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.06 Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.07 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.08 Accounts and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 5.09 Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 5.10 Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


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
         Section 5.11 ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.12 Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.13 Additional Credit Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.14 Intercompany Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                              ARTICLE VI

NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 6.01 Debts, Guaranties, and Other Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.02 Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.03 Investments, Loans, and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.04 Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.05 Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.06 Acquisitions, Mergers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.07 Asset Dispositions, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.08 Proceeds of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.09 Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.10 Prepayments of Other Debts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.11 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.12 Additional Negative Pledges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.13 Limitation on Payment Restrictions Affecting Consolidated Companies . . . . . . . . . . . . . . . . . . .  44
         Section 6.14 Actions Under Certain Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.15 Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                             ARTICLE VII

EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.01 Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.02 Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.03 Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                             ARTICLE VIII

THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.01 Appointment of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.02 Authorization of Agent with Respect to the Loan Documents . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.03 Agent's Duties Limited; No Fiduciary Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.04 No Reliance on the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.05 Certain Rights of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.06 Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.07 Indemnification of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.08 The Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.09 Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


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
         Section 8.10 Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.11 Notice of Default or Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                              ARTICLE IX

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 9.01 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 9.02 Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 9.03 No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 9.04 Payment of Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 9.05 Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 9.06 Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.07 Governing Law; Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.08 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.09 Effectiveness; Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.10 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.11 Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.12 Change in Accounting Principles, Fiscal Year or Tax Laws  . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 9.13 Headings Descriptive; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 9.14 Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                              ARTICLE X

Jury Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 10.01 Jury Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58



                                   SCHEDULES

         Schedule 3.01        Organization and Ownership of Subsidiaries
         Schedule 3.08        Material Liabilities and Pending and
                              Threatened Litigation
         Schedule 3.10(a)     Ownership of Properties
         Schedule 3.10(b)     UCC Search Locations
         Schedule 3.25        Intercompany Loans
         Schedule 3.26(b)     Refinanced Indebtedness
         Schedule 3.27        Dividend Restrictions
         Schedule 4.01(e)     States For Authorization to do Business
         Schedule 6.01(b)     Existing Indebtedness
         Schedule 6.02        Existing Liens


                                      EXHIBITS
                                      --------

         EXHIBIT A            FORM OF BORROWING REQUEST
         EXHIBIT B            FORM OF CONTINUATION/CONVERSION NOTICE
         EXHIBIT C            FORM OF REVOLVING CREDIT NOTE
         EXHIBIT D            FORM OF SWING LINE NOTE
         EXHIBIT E            FORM OF OPINION LETTER


                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (" AGREEMENT") is entered into this 12th day of April, 1995, by and among SURGICAL CARE AFFILIATES, INC., a Delaware corporation ("SCA"), SCA-MANAGEMENT COMPANY, a Tennessee corporation ("MANAGEMENT") and SCA INVESTMENT COMPANY, a Nevada corporation ("INVESTMENT"), (SCA, Management and Investment may each be referred to herein as a "BORROWER" and collectively as the "BORROWERS"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof (TNB and such other banks and lending institutions are referred to collectively herein as the "LENDERS"), and THIRD NATIONAL BANK IN NASHVILLE, in its capacity as agent for the Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article VIII hereof (the "AGENT").


                                  WITNESSETH:

         WHEREAS, the Borrowers have requested and the Lenders have agreed to provide a certain credit facility to the Borrowers on terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

                 "ADJUSTED LIBOR" means, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the Interest Period and an amount comparable to the LIBOR Loan as quoted by the Telerate System and published on each Business Day by TNB's Funds Management Desk, as may be adjusted by dividing such rate by the remainder of one (1) minus any reserve requirements of the Board of Governors of the Federal Reserve System (or any successor). If such rate is unavailable on such service, then such rate shall be determined by and based on any other interest rate reporting service of recognized standing designated in writing by the Agent to the Borrowers and the other Lenders.

                "AFFILIATE" of any Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person and includes each executive officer or director or general partner of such Person and each Person who is the beneficial owner of 5% or more of any class of the Voting Stock of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, firm or corporation whether through the ownership of voting securities, by contract or otherwise.

                 "AGENT" means Third National Bank in Nashville, a national banking association, and any successor agent appointed pursuant to
         SECTION 8.10 hereto.

                 "AGREEMENT" means this Credit Agreement (including all exhibits and schedules hereto) as the same may be restated, modified, amended, or supplemented from time to time.

                 "APPLICABLE LIBOR MARGIN" means one-half of one percent (0.50%) per annum.

                 "APPLICABLE SWING MARGIN" means one and three-fourths of one percent (1.75%) per annum.

                 "ASSET SALE" means any Disposition except (i) the sale of inventory in the ordinary course of business or equipment which has become obsolete or is replaced in the ordinary course of business and
         (ii) any such sale, conveyance, transfer or other disposition to any Borrower.

                 "ASSET VALUE" means, with respect to any Disposition as of any particular date, an amount equal to the greater of (a) the then book value of the Property subject to such Disposition as established in accordance with GAAP, or (b) the then fair market value of the Property subject to such Disposition as determined in good faith by the Board of Directors or similar managing body of such Consolidated Company.

                 "AUTHORIZED OFFICER" means, relative to any Credit Party, those of its officers whose signatures and incumbency shall have been certified to the Agent and Lenders pursuant to SECTION 4.01(d).

                 "BANKRUPTCY CODE" means The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101, et seq.).

                 "BASE RATE" means the variable interest rate that is equal to the "base rate of interest" from time to time charged and announced by TNB as its "base rate", which rate is used as an index for establishing interest rates on loans. The Base Rate shall be adjusted daily to reflect any changes in such "base rate of interest".

                 "BASE RATE LOAN" means any outstanding principal amount of the Loans of any Lender that bears interest at a rate determined at or referenced to the Base Rate.

                 "BORROWING" means the Loans of the same type and, in the case of Revolving Credit Loans which are LIBOR Loans, having the same Interest Period, made on the same Business Day by the Lenders.

                 "BORROWING REQUEST" means a loan request and certificate duly executed by the respective Authorized Officers of the Borrowers, substantially in the form of Exhibit A hereto.

                 "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

                 "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

                 "CLOSING" means the time and place of the execution and/or delivery of the Loan Documents.

                 "CLOSING DATE" means the 12 day of April, 1995, or at such other date as the parties elect.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 "COMMITMENT" or "COMMITMENTS" means, as the context may require, a Lender's Revolving Credit Loan Commitment or Swing Line Loan Commitment or, collectively, the Revolving Credit Loan Commitments of the Lenders and the Swing Line Loan Commitment of TNB.

                 "COMMITMENT AMOUNT" means, on any date, as the context may require, the Revolving Credit Loan Commitment Amount and/or the Swing Line Loan Commitment Amount.

                 "CONDITIONS PRECEDENT" means those matters or events that must be completed or must occur or exist prior to Lender's being obligated to fund any Loan, including, but not limited to, those matters described in ARTICLE IV hereof.

                 "CONSOLIDATED COMPANIES" means, collectively, each Borrower and all of its Subsidiaries (except those Subsidiaries identified on Schedule 3.01 as being inactive) and any other entity which in accordance with GAAP the financial results are required to be included in the Financial Statements of any Borrower.

                 "CONSOLIDATED EBIT" means, for any fiscal period of SCA, an amount equal to (a) the sum for such fiscal period of the Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for (i) taxes based on income, and (ii) Consolidated Fixed Charges, minus (b) any items of gain (or plus any items of loss) that were (A) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), and (B) the result of any sale of assets.

                 "CONSOLIDATED FIXED CHARGES" means Consolidated Interest Expense and Consolidated Lease Expense.

                 "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period of SCA, total interest expense of the Consolidated Companies (including, without limitation, interest expense attributable to Capital Leases) determined on a consolidated basis in accordance with GAAP.

                 "CONSOLIDATED LEASE EXPENSE" means, for any fiscal period of SCA, all payments made by the Consolidated Companies under Operating Leases.

                 "CONSOLIDATED NET INCOME (LOSS)" means, for any fiscal period of SCA, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP.

                 "CONSOLIDATED NET WORTH" means, as of the date of determination, Shareholders' Equity of SCA.

                 "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, Consolidated Net Worth less (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
         (ii) all unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any stock or Indebtedness, and
         (v) any items not included in clauses (i) through (iv) above which are treated as intangibles in conformity with GAAP.

                 "CONSOLIDATED TOTAL CAPITALIZATION" means, for any fiscal period of SCA, the sum of Funded Debt and Consolidated Net Worth of the Consolidated Companies.

                 "CONTEST" means an appropriate proceeding diligently conducted and brought in good faith by the appropriate Consolidated Company whereby such Consolidated Company disputes the applicability or amount of any tax, levy, impost, fee, governmental charge or similar item and as to which the Consolidated Company has established appropriate reserves under GAAP.

                 "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certification duly executed by the Authorized Officers of the Borrowers, substantially in the form of Exhibit B hereto.

                 "CREDIT PARTIES" means, collectively, the Borrowers and any other Person who from time to time executes a guaranty agreement with respect to all or any portion of the Obligations, which guaranty agreement shall be form and substance satisfactory to Agent.

                 "DEFAULT" means the occurrence of any of the events specified in SECTION 7.01 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                 "DISPOSITION" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage or destruction, and whether by operation of law or otherwise) by any Consolidated Company to any Person of any Property (including capital stock but excluding limited partner interests in limited partnerships).

                 "DOL" shall have the same meaning set forth in SECTION 5.10(d)(iv).

                 "DOLLAR" and "U.S. DOLLAR" and a sign "$" means lawful money of the United States of America.

                 "ENVIRONMENTAL LAWS" means all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to, regulating or imposing liability or standards of conduct concerning (a) pollution or protection of the environment, (b) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (c) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (d) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. S 1251 et sea.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. S 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. S 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. S 9601 et seq.), (vi) any "Superfund" or "Superlien" law, including, without limitation, the Tennessee Hazardous Waste Management Acts of 1977 and of 1983, as amended in Tennessee Code Annotated Section 68-212-101 et seq. and Section 68-212-201 et seq., and (vii) all applicable national and local laws or regulations with respect to environmental control.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                 "ERISA AFFILIATE" means, with respect to any Person, (a) any corporation (other than such Person) that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with such Person, (b) any trade or business (other than such Person), whether or not incorporated, that is under common control (as defined in Section 414(c) of the Code) with such Person, and (c) any trade or business (other than such Person) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) of which such Person is also a member. The term ERISA Affiliate also includes any other entity required to be aggregated with such Person under Section 414(o) of the Code and the treasury regulations thereunder.

                 "EVENT OF DEFAULT" shall have the same meaning set forth in
         SECTION 7.01.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time including (unless the context otherwise requires) any rules and regulations promulgated thereunder.

                 "EXISTING INTERCOMPANY LOAN DOCUMENTS" means, collectively, the promissory notes and all related loan, subordination and other agreements relating in any manner to the Existing Intercompany Loans.

                 "EXISTING INTERCOMPANY LOANS" means, collectively, the Intercompany Loans more particularly described on Schedule 3.25.

                 "FEDERAL FUNDS RATE" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

                 "FEE LETTER" means the confidential letter, dated March 31, 1995, between the Borrowers and Agent.

                 "FINANCIAL STATEMENTS" means (a) the consolidated financial statement or statements of SCA described or referenced in SECTION 3.06 hereof and delivered with this Agreement to Lender, and (b) subsequent financial statements required to be provided pursuant to this Agreement.

                 "FISCAL MONTH" means each of the twelve months in the Fiscal Year.

                 "FISCAL QUARTER" means each of the quarters of the Fiscal Year ending on March 31, June 30, September 30, and December 31.

                 "FISCAL YEAR" or "Annually" means any twelve-month accounting period ending December 31.

                 "FIXED CHARGE COVERAGE RATIO" means, as of the last date of any fiscal period of SCA, the ratio of (a) Consolidated EBIT to (b) the sum of Consolidated Fixed Charges.

                 "FUNDED DEBT" means, with respect to the Consolidated Companies, all Indebtedness for money borrowed, indebtedness evidenced or secured by purchase money Liens, Capital Leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such Indebtedness plus any amounts distributable to Minority Interests plus Minority Interest plus deferred taxes payable. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, plus all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof. Funded Debt shall also include the redemption amount with respect to any stock of a Consolidated Company required to be redeemed within the next twelve (12) months.

             "GAAP" means generally accepted accounting principles.

                 "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including any obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income or other financial condition or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "HAZARDOUS SUBSTANCE" shall have the meaning ascribed to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

                 "INDEBTEDNESS" of any Person means, without duplication (a) all obligations of such Person that in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);
         (b) all rental obligations under leases required to be capitalized under GAAP; (c) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (e) obligations or other liabilities under currency contracts, interest rate hedging contracts or similar agreements or combinations thereof.

                 "INDUSTRY RELATED ENTITY" means any corporation, partnership, limited liability company, joint venture or similar form of entity that is primarily in the healthcare industry.

                 "INTERCOMPANY LOAN DOCUMENTS" means, collectively, the promissory notes and all related loan, subordination and other agreements relating in any manner to the Intercompany Loans, including, without limitation, the Existing Intercompany Loan Documents.

                 "INTERCOMPANY LOANS" means, collectively, any and all loans existing from time to time between any of the Consolidated Companies, including, without limitation, the Existing Intercompany Loans.

                 "INTEREST PERIOD" shall have the meaning set forth in SECTION
         2.07 hereof.

                 "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

                 "IRS" shall have the same meaning set forth in SECTION 5.10(D)(IV).

                 "LENDER" or "LENDERS" means TNB, the other banks and lending institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to SECTION 9.06 but shall not include any participants.

                 "LEVERAGE RATIO" means the ratio, expressed as a percentage, of Funded Debt to Consolidated Total Capitalization for the Consolidated Companies.

                 "LIBOR LOAN" means any outstanding principal amount of the Loans of any Lender that bears interest at a rate determined at or referenced to Adjusted LIBOR.

                 "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property. For the purposes of this Agreement, any Consolidated Company shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                 "LOAN" or "LOANS" means, as the context may require, either a Revolving Credit Loan of any type or a Swing Line Loan or, collectively, all outstanding Revolving Credit Loans and Swing Line Loans.

                 "LOAN DOCUMENTS" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Notes, the Fee Letter, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Agent's request.

                 "MARGIN REGULATIONS" means Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                 "MATERIAL ADVERSE CHANGE" means any materially adverse change in any of (a) the business, results of operations, condition (financial or otherwise), assets or performance of the Consolidated Companies, taken as a whole, (b) the ability of any Credit Party to perform its obligations under this Agreement, the Notes or any of the other Loan Documents, including the payment of the Obligations, (c) the legality, validity or enforceability of any Loan Document or (d) the rights and remedies of the Lenders or the Agent under the Loan Documents.

                 "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                 "MATURITY DATE" means the earlier of (i) April 12, 2000 or
         (ii) the date Lender accelerates the Obligations following an Event of Default or (iii) the occurrence of an event set forth in SECTION 7.01(E) or SECTION 7.01(F) herein. All amounts owed by the Borrowers to Lender pursuant to this Agreement and the Loan Documents shall be due and payable in full on the Maturity Date, unless the Maturity Date is extended in a writing signed by the Lender.

                 "MINORITY INTEREST" means that amount depicted from time to time on SCA's most current Financial Statements as "Minority Interest" so long as such is calculated on a consistent basis and in accordance with GAAP.

                 "NOTE" or "NOTES" means, as the context may require, either a Revolving Credit Note or the Swing Line Note or, collectively, all Revolving Credit Notes and the Swing Line Note.

                 "OBLIGATIONS" means all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities and obligations of the Consolidated Companies, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

                 "OPERATING LEASE" means any lease of real, personal or mixed property which is not a Capital Lease.

                 "PAYMENT OFFICE" means, at any time for any Lender, the Payment Office set forth opposite such Lender's name on the signature pages hereof, as the same may be amended pursuant to SECTION 9.06.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its signature hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.

                 "PERMITTED LIENS" means:

                 (i)      Liens existing on the date hereof disclosed on
         Schedule 6.02;

                 (ii) Liens securing the Indebtedness permitted in SECTION 6.01(c); provided, however, that any such Lien shall be confined solely to the personal property acquired and shall not exceed 100% of such Borrower's cost thereof;

                 (iii) Liens for taxes not yet delinquent, and Liens for Taxes that are subject to a Contest;

                 (iv) Liens arising by operation of law in favor of materialmen, mechanics, carriers, lessors and other similar Persons arising in the ordinary course of business which relate to obligations which are not yet due or which are subject to a Contest;

                 (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds and other similar obligations;

                 (vi) zoning restrictions, easements, licenses or restrictions on the use of real property owned by any Consolidated Company, which do not materially impair the use of such property in the operation of the business of such Consolidated Company or the value of such property for the purpose of such business;

                 (vii) rights reserved or vested in governmental authority which does not materially impair the use of such property;

                 (viii)   Liens created by the Loan Documents; and

                 (ix) Liens securing Refinanced Indebtedness that are assigned to Investment within 45 days after the Closing Date and evidence satisfactory to Agent of such assignments is delivered to Agent.

                 "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

                 "PLAN" means any employee benefit or other plan described in
         Section 3(3) of ERISA established or maintained, or to which contributions have been made, by any Consolidated Company.

                 "PRINCIPAL OFFICE" means the principal office of the Agent located at 201 Fourth Avenue, North, Nashville, Tennessee 37219.

                 "PROPERTY" means any interest of any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "REFINANCED INDEBTEDNESS" means the Indebtedness of the Consolidated Companies to be paid prior to or on the Closing Date with the proceeds of the Loans as more particularly described on Schedule 3.26(b).

                 "REQUIRED LENDERS" means, at any time, Lenders (i) holding at least an aggregate of sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are then outstanding, having at least an aggregate of sixty-six and two-thirds percent (66-2/3%) of the Commitments and (ii) constituting more than half of the Lenders then party to this Agreement (provided there are more than two (2) Lenders at that time).

                 "REVOLVING CREDIT LOAN" shall have the same meaning set forth in SECTION 2.01.

                 "REVOLVING CREDIT LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Credit Loans pursuant to SECTION 2.01.

                 "REVOLVING CREDIT LOAN COMMITMENT AMOUNT" means, on any date, $80,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.12.

                 "REVOLVING CREDIT NOTE" means a promissory note of the Borrowers payable to any Lender, in the form of Exhibit C hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Credit Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "SHAREHOLDERS' EQUITY" means, with respect to any Person as at any date of determination, shareholders' equity of such Person determined in accordance with GAAP.

                 "SOLVENT" means, with respect to any Person, that as of any date of determination, (a) the then fair saleable value of the assets of such Person is (i) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person and (ii) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

                 "SUBSIDIARY" means, with respect to any Person, (i) any corporation or other entity (including, without limitation, partnerships, limited liability companies, joint ventures and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries, or (ii) any partnership, limited liability company, joint venture, or other entity as to which such Person, such Person and one or more of its Subsidiaries or one or more Subsidiaries of such Person has or have the power to direct or cause the direction of management and/or policies, or the power to elect the managing general partner or chief manager (or the equivalent), of such partnership, limited liability company, joint venture or other entity, as the case may be.

                 "SWING LINE LOAN" shall have the same meaning set forth in
         SECTION 2.01(b).

                 "SWING LINE LOAN COMMITMENT" means, with respect to TNB, TNB's obligation pursuant to SECTION 2.01(b) to make Swing Line Loans.

                 "SWING LINE LOAN COMMITMENT AMOUNT" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.12.

                 "SWING LINE NOTE" means a promissory note of the Borrowers payable to TNB, in the form of Exhibit D hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to TNB resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "TAXES" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or other charges of whatever nature, now or hereafter imposed or levied by any governmental authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's domestic lending offices or eurodollar lending offices are located or any political subdivision or taxing authority thereof or therein.

                 "TNB" means Third National Bank in Nashville, a national banking association, its successors and assigns.

                 "VOTING STOCK" means securities of any class of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         SECTION 1.02 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP.

         SECTION 1.03 OTHER DEFINITIONAL TERMS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          SECTION 1.04 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                  ARTICLE II

                                   THE LOANS

         SECTION 2.01 REVOLVING CREDIT LOAN COMMITMENT AND SWING LINE LOAN COMMITMENT. (a) Subject to and upon the terms and conditions herein set forth, from time to time on any Business Day occurring prior to the Maturity Date, each Lender will make Loans (relative to such Lender, and of any type, its "REVOLVING CREDIT LOANS") to the Borrowers equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Credit Loans requested by the Borrowers to be made on such day. The Commitment of each Lender described in this SECTION 2.01(A) is herein referred to as its "REVOLVING CREDIT LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Credit Loans.

         (b) Subject to and upon the terms and conditions herein set forth, from time to time on any Business Day occurring prior to the Maturity Date, TNB will make Loans (relative to TNB, its "SWING LINE LOANS") to the Borrowers equal to the principal amount of the Swing Line Loan required under the Borrowers' cash management arrangement with TNB to maintain a non-negative balance (limited to the Swing Line Loan Commitment Amount) in Management's demand account with TNB on an interday or intraday basis. The Commitment of TNB described in this SECTION 2.01(b) is herein referred to as its "SWING LINE LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Swing Line Loans.

         SECTION 2.02 LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

                 (a) that are Revolving Credit Loans made by such Lender would exceed such Lender's Percentage of the Revolving Credit Loan Commitment Amount, or

                 (b) that are Swing Line Loans made by TNB would exceed the then existing Swing Line Loan Commitment Amount.

         SECTION 2.03 BORROWING PROCEDURE. (a) Whenever the Borrowers desire to make a Borrowing with respect to the Revolving Credit Loan Commitments (other than one resulting from a conversion or continuation pursuant to SECTION 2.03(c)), the Borrowers shall deliver to the Agent a Borrowing Request, such Borrowing Request to be given prior to 11:00 A.M. (local time for the Agent) at its Principal Office (i) one (1) Business Day prior to the requested date of such Borrowing in the case of Base Rate Loans, and (ii) two (2) Business Days prior to the requested date of such Borrowing in the case of LIBOR Loans. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. The Borrowing Request shall include any certificates or documentation required by Agent to be given in connection with the Borrowing. Each Borrowing Request shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans (or both), whether the Borrowing is to be deposited into Management's demand deposit account (or any other Borrower's demand deposit account) maintained with Agent or wire transferred into another account (with appropriate wiring information) and with respect to a LIBOR Loan, the Interest Period chosen by the Borrowers.

         (b) Each Loan shall, at the option of the Borrowers, be made, continued as or converted into part of one or more Borrowings that shall consist entirely of Base Rate Loans and LIBOR Loans only; provided, however, that no Swing Line Loans may be made, continued or converted into a LIBOR Loan. Each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or a greater integral multiple of $1,000,000, and each Borrowing comprised of Base Rate Loans shall be not less than $500,000 or a greater integral multiple of $100,000. At no time shall the aggregate number of LIBOR Loans exceed six (6).

         (c) Whenever the Borrowers desire to convert all or a portion of an outstanding Borrowing under the Revolving Credit Loan Commitments into one or more Borrowings consisting of Loans of another type, or to continue outstanding a Borrowing consisting of LIBOR Loans for a new Interest Period, the Borrowers shall deliver to Agent a Continuation/Conversion Notice at least one (1) Business Day prior to such Borrowing being converted into Base Rate Loans, and at least two (2) Business Days prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Loans. The Continuation /Conversion Notice shall be given prior to 11:00 A.M (local time for the Agent) on the date specified at the Principal Office of the Agent. Each such Continuation/Conversion Notice shall be irrevocable and shall specify the aggregate principal amount of the Borrowings to be converted or continued, the date of such conversion or continuation, whether the Borrowings are being converted into Base Rate Loans or LIBOR Loans or continued as LIBOR Loans. In the case of LIBOR Loans, the Continuation/Conversion Notice shall also specify the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Borrowers shall have failed to deliver the Continuation/Conversion Notice, the Borrowers shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Loans. So long no Default or Event of Default shall have occurred and is continuing, no Continuation/Conversion Notice may be given unless the Agent and the Required Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Loans shall be permitted except on the last day of the Interest Period in respect thereof.

         (d) Swing Line Loans shall be made automatically by TNB in aggregate minimum principal amounts of $1,000 and an integral multiple of $1,000 from time to time pursuant to Borrower's cash management arrangement with TNB. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBOR Loans.

         (e) The following persons are authorized to submit a Borrowing Request and a Continuation/Conversion Notice: Tarpley B. Jones and Jeffrey A. Bogle and any other person designated thereby in writing by the Borrowers and delivered to Agent as being authorized to submit such Requests and Notices, and such authority shall continue until revoked in writing by the Borrowers.

         (f) Without in any way limiting the Borrowers' obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrowers prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

         (g) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this SECTION 2.03 with respect to the Commitments.

         SECTION 2.04 DISBURSEMENT OF FUNDS. (a) No later than noon (local time for the Agent) on the date of each Borrowing pursuant to the Revolving Credit Loan Commitments (other than one resulting from a conversion or continuation pursuant to SECTION 2.03(c)), each Lender will make available its Percentage of the amount of such Borrowing in immediately available funds at the Principal Office of the Agent. The Agent will make available to the Borrowers the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner as directed by Borrower in the Borrowing Request by either (i) crediting such amounts to the demand deposit account chosen by the Borrowers in the Borrowing Request by the close of business on such Business Day or (ii) wire transfer pursuant to the instructions set out in the Borrowing Request. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrowers in the manner described in the preceding sentence on the next Business Day.

         (b) The proceeds of each Swing Line Loan shall be made available by TNB, by the close of business on each Business Day by crediting such amounts to Management's demand deposit account (or any other Borrower's demand deposit account after receipt by Agent of written notice from the Borrowers) maintained with the Agent.

         (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing pursuant to the Revolving Credit Commitments that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under SECTION 2.17 hereof. Nothing in this SECTION 2.04(c) shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         (d) All Borrowings under the Revolving Credit Commitments shall be loaned by the Lenders on the basis of their Percentage of such Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

         SECTION 2.05 NOTES. Each Lender's Revolving Credit Loans under its Revolving Credit Loan Commitment shall be evidenced by a Revolving Credit Note payable to the order of such Lender in the maximum principal amount equal to such Lender's Percentage of the original Revolving Credit Loan Commitment Amount. All Swing Line Loans made by TNB shall be evidenced by a Swing Line Note payable to the order of TNB in the maximum principal amount equal to the Swing Line Loan Commitment Amount.

         SECTION 2.06 INTEREST. (a) The Borrowers agree to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                 (i)      For Base Rate Loans -- The Base Rate.

                 (ii) For LIBOR Loans -- Adjusted LIBOR plus the Applicable LIBOR margin

                 (iii) For Swing Line Loans -- The Base Rate minus the Applicable Swing Margin.

         (b) To the extent not prohibited by applicable law, the Borrowers shall pay a late charge equal to five percent (5%) of any payments of principal and/or interest that are paid after the due date thereof, to cover the extra expenses involved in handling delinquent payments.

         (c) During the existence of any Event of Default, all outstanding principal and unpaid interest, in respect of the Loans and all other amounts owing hereunder shall bear interest (both before and after judgment) at a rate equal to two percentage points (2%) per annum above the Base Rate.

         (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable on the last day of each Fiscal Month in arrears. Interest on all LIBOR Loans shall be paid in arrears on the last day of the applicable Interest Period; provided that with respect to Interest Periods of six (6) months, accrued interest shall be paid in arrears in two installments at the end of the third month thereof and at the end thereof.

         SECTION 2.07 INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, the Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall be either a one (1), two (2), three (3) or six (6) month period; provided that:

                 (a) The Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Loans of another type) as selected by the Borrowers in the Borrowing Request or Continuation/Conversion Notice given to Agent pursuant to SECTION 2.03(a) OR 2.03(c) and thereafter, if such Loan is continued in whole or in part, as a LIBOR Loan pursuant to SECTION 2.03(c), shall commence on the last day of the immediately preceding Interest Period with respect thereto;

                 (b) If any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the Business Day immediately following such day;

                 (c) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

         SECTION 2.08 FEES.   (a)  On the Closing Date, the Borrowers shall pay
to the Agent for its sole benefit the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.

         (b) The Borrowers shall pay to the Agent, for the account of each Lender, a commitment fee for the period commencing on the Closing Date and continuing as long as any of the Obligations remain outstanding, computed at a rate equal to 15 basis points per annum on the average daily unused portion of the Commitment Amount, computed quarterly, such fee payable quarterly in arrears on the last calendar day of each Fiscal Quarter of SCA. The commitments fees generated with respect to the portion of the unused portion of the Commitment Amount attributable to the unused portion of the Swing Line Loan Commitment shall be payable to TNB only.

         SECTION 2.09 USE OF PROCEEDS. The proceeds of the Loans shall be used solely for the following purposes:

                 (a) approximately $58,000,000 shall be used initially to repay Refinanced Indebtedness of the Consolidated Companies; and

                 (b) all other amounts shall be used as working capital and for other general corporate purposes, including acquisitions and capital expenditures of the Consolidated Companies and advances to any Consolidated Companies.

         SECTION 2.10 REPAYMENT OF PRINCIPAL. (a) The Borrowers' obligations to pay the principal of and interest on the Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Note payable to such Lender completed in conformity with this Agreement.

         (b) All outstanding principal amounts under the Loans shall be due and payable in full on the Maturity Date.

         SECTION 2.11 VOLUNTARY PREPAYMENTS OF BORROWINGS. (a) The Borrowers may, at their option, prepay Borrowings consisting of Base Rate Loans at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Loans may be prepaid, at Borrowers' option, in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to
SECTION 2.17 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with SECTION 2.11(c).

         (b) The Borrowers shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Loans (i) not less than one (1) Business Day prior to any prepayment of Base Rate Loans, and (ii) not less than two (2) Business Days prior to any prepayment of LIBOR Loans. Such notice, once given, shall be irrevocable by the Borrowers. Upon receipt of such notice of prepayment pursuant to the first sentence of this
SECTION 2.11(b), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's Percentage of such prepayment, if any.

         (c)     The Borrowers, when providing notice of prepayment pursuant to
SECTION 2.11(B), may designate the types of Loans and the specific Borrowing or Borrowings that are to be prepaid, provided that if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Loans. In the absence of a designation by the Borrowers, the Agent shall, subject to the foregoing, apply such prepayment first to Base Rate Loans and then to LIBOR Loans as Interest Periods expire with respect thereto. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

         SECTION 2.12 VOLUNTARY REDUCTION OF COMMITMENTS. The Borrowers may, from time to time on any Business Day, voluntarily reduce the amount of either the Revolving Credit Loan Commitment Amount or the Swing Line Loan Commitment Amount; provided, however, that (i) all such reductions shall require at least three (3) Business Days' prior written irrevocable notice to the Agent and be permanent, (ii) any partial reduction of (A) the Revolving Credit Loan Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000, and (B) the Swing Line Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000, and
(iii) except as provided below, (A) the Revolving Credit Loan Commitment Amount may not be reduced to an amount less than the aggregate outstanding principal amount of all Revolving Credit Loans, and (B) the Swing Line Loan Commitment Amount may not be reduced to an amount less than the aggregate outstanding principal amount of all the Swing Line Loans. The Borrowers may terminate the Commitments in whole if, at the time of and as a condition of such termination, the Borrowers shall have repaid in full the aggregate outstanding principal amount of all Loans, together with all accrued interest and fees thereon to the date of termination.

         SECTION 2.13 PAYMENTS, ETC. (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Loan Documents shall be made without defense, set-off or counterclaim to the Agent not later than 11:00 A.M. (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Principal Office.

                 (b)(i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Loan Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder. If any Taxes are so levied or imposed, the Borrowers agree
         (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Loan Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this SECTION 2.13), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction, and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrowers will furnish to the Agent and each Lender, within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Borrower. The Borrowers will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes. In the event that the Agent or any Lender shall receive any refund or credit in respect of Taxes paid by any Borrower, the Agent or such Lender (as the case may be) shall promptly refund the resulting amount to such Borrower.

                 (ii) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (including each Lender that becomes a party to this Agreement after the date hereof, if any) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrowers and the Agent
         (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrowers and the Agent a Form 1001 or 4224 and Form W-8 and W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Agent two further copies of the said letter and Form 1001 and 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers.

                 (iii) The Borrowers shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall gross or net income of the Agent or such Lender pursuant to the laws of the jurisdictions with taxing authority over Agent or such Lender) as the Agent or such Lender shall determine are payable by the Agent or such Lender in respect of amounts paid by or on behalf of any Borrower to or on behalf of the Agent or such Lender pursuant to SECTION 2.13(b)(i).

         (c) Subject to SECTION 2.07(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the Business Day immediately following such day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest and fees shall be made on the basis of a year of three hundred and sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Loans shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Swing Line Loans shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment thereof. Interest on LIBOR Loans shall be calculated as to each respective Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by the Borrowers to the Agent in accordance with the terms of this Agreement shall, as to the Borrowers, constitute payment to the Lenders under this Agreement.

         SECTION 2.14 INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrowers and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies the Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of then current Interest Periods as LIBOR Loans shall be suspended, and such affected Loans shall bear the same interest as Base Rate Loans and shall be maintained as Base Rate Loans at the expiration of the Interest Period applicable thereto.

         SECTION 2.15 ILLEGALITY.    (a)     In the event that any Lender
shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrowers and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

         (b)     Upon the giving of the notice to the Borrowers referred to in
SECTION 2.15(a), (i) the Borrowers' right to request from such Lender and such Lender's obligation to make, LIBOR Loans shall be immediately suspended, and such Lender shall make a Loan as part of the requested Borrowing of LIBOR Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing, and (ii) if the LIBOR Loan or Loans then outstanding are affected, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Days written notice to the Agent and the affected Lender, convert each such Loan into a Base Rate Loan or Loans, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this SECTION 2.15(b).

         SECTION 2.16 INCREASED COSTS.  (a)    If by reason of (i) after the
date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi- governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                 (A) any Lender shall be subject to any tax, duty or other charge with respect to its LIBOR Loans or its obligation to make LIBOR Loans, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans shall have changed (except for changes in the tax on the overall net income of such Lender pursuant to the laws of jurisdictions with taxing authority over such Lender); or

                 (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on any Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the interest rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then the Borrowers shall from time to time, upon written notice from and demand by such Lender on the Borrowers (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in SECTION 2.16(a)(i) OR (ii) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the

London interbank market or such Lender's position in such market, the calculations for the interest rates for LIBOR Loans as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding such Loans, then, and in any such event and until such Lender notifies the Agent that such circumstances no longer exist:

                 (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrowers and to the other Lenders of such advice;

                 (ii) The Borrowers' right to request from such Lender, and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Loans shall be immediately suspended; and

                 (iii) such Lender shall make a Loan as part of the requested Borrowing of LIBOR Loans as a Base Rate Loan.

         SECTION 2.17 FUNDING LOSSES. The Borrowers shall compensate each Lender, upon its written request to the Borrowers (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans, in either case to the extent not recovered by such Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (a) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Loans to Borrower does not occur on the date specified therefor in a Borrowing Request, or Continuation/ Conversion Notice (whether or not withdrawn), (b) if any repayment (including mandatory prepayments and any conversions pursuant to SECTION 2.15) of any LIBOR Loans to the Borrowers occurs on a date that is not the last day of an Interest Period applicable thereto, or (c), if, for any reason, the Borrowers default in their obligation to repay its LIBOR Loans when required by the terms of this Agreement.

         SECTION 2.18 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Revolving Credit Loans shall be apportioned among all outstanding Revolving Credit Commitments and Revolving Credit Loans to which such payments relate proportionately to the Lenders' respective Percentage of such Revolving Credit Commitments and outstanding Revolving Credit Loans.
The Agent shall distribute to each Lender at its Payment Office its share of all such payments received by the Agent, with such distribution by Agent occurring no later than the end of the Business Day following Agent's receipt of such payments.

         SECTION 2.19 SHARING OF PAYMENTS, ETC. If any Lender (other than TNB with respect to the Swing Line Loans) shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set- off or otherwise) in excess of its Percentage of payments or reductions of such

Obligations obtained by all the Lenders, such Lender shall forthwith (a) notify each of the other Lenders and Agent of such receipt, and (b) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.19 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         SECTION 2.20 CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, but without duplication, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), the Borrowers shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Loans, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base
Rate). Each certificate as to the amount payable under this SECTION 2.20 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to the Borrowers by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 2.21 RELATIONSHIP OF BORROWERS.

         (a) Joint and Several Liability. Borrowers acknowledge that they are interdependent for their operational and financial needs, and they and each Lender intend that each Borrower be jointly and severally liable for each monetary obligation, warranty and covenant obligation arising under this Agreement. The delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the Obligations hereunder. The Agent may enforce this Agreement against any Borrower without first making demand upon or instituting collection proceedings against other Borrowers.

         (b) Funding Requests and Administration. Any Borrower may request or receive Loans or otherwise act on behalf of all Borrowers for the purpose of giving and receiving notices and otherwise acting in the administration of this Agreement. Any dealing of any Borrower with Agent and/or the Lenders under this Agreement shall he deemed for the benefit of, and on behalf of, all Borrowers.

         (c) Unconditional Obligation. The unconditional liability of each Borrower for the entire Obligations shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Borrower; the financial decline or bankruptcy of any Borrower; the failure of any other party to guarantee the Obligations or to provide collateral therefor; Agent's and/or Lenders' compromise or settlement with or without release of any Borrower; Agent's and/or Lenders' release of any collateral for the Obligations, with or without notice to Borrowers; Agent's and/or Lenders' failure to file suit against any Borrower (regardless of whether Borrower is becoming insolvent, is believed to be about to begin dissolution proceedings or any other circumstance); Agent's and/or Lenders' failure to give any Borrower notice of a Default or Event of Default; the unenforceability of the Obligations against any Borrower due to bankruptcy discharge, counterclaim or for any other reason; Agent's and/or Lenders' acceleration of the Obligations at any time; the extension, modification or renewal of the Obligations; Agent's and/or Lenders' failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Borrower with any other Borrower, including, but not limited to, any relationship of commerce or ownership; any Borrower's change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower's use of the credit extended for any purpose whatsoever.

         (d) Contribution and Subrogation. Borrowers' respective rights of contribution and any other such rights among themselves are not impaired by this Agreement, except that each Borrower agrees not to seek payment directly or indirectly from another Borrower through a claim of indemnity, contribution, or otherwise with respect to the Obligations, until the Obligations have been repaid in full.

         (e) Savings Provision. Should the liability of any Borrower hereunder for the entire amount of the Obligations be subject to avoidance or limitation, notwithstanding the contrary agreement and intention of the parties hereto, under any state or federal fraudulent conveyance law or other similar law that may be determined to be applicable, then the liability of such Borrower shall be limited to the maximum amount for which the Borrower may be liable without legal impairment.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower (as to itself and all other Consolidated Companies) represents and warrants to Agent and Lenders that as of the date hereof and as of the Closing Date:

         SECTION 3.01 CORPORATE EXISTENCE. Each of the Consolidated Companies is the form of legal entity described on Schedule 3.01 and is duly organized, legally existing, and in good standing under the laws of the state in which it was formed and it is duly qualified as the appropriate foreign legal entity in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary. None of the Consolidated Companies will commence doing business in any state unless and until it shall have qualified to do business in such state. The jurisdiction of incorporation or organization, and the beneficial ownership interest, for each Subsidiary of each Borrower as of the date of this Agreement is accurately described on Schedule 3.01.

         SECTION 3.02 CORPORATE POWER AND AUTHORIZATION. Each of the Credit Parties is duly authorized and empowered to execute, deliver, and perform its obligations under the Loan Documents to which it is a party; the board of directors of each of the Credit Parties has authorized the respective Credit Party to execute and perform its obligations under the Loan Documents to which it is a party; and all other corporate and/or shareholder action on each Credit Parties' part required for the due execution, delivery, and performance of its obligations under the Loan Documents has been duly and effectively taken.

         SECTION 3.03 BINDING OBLIGATIONS. This Agreement is, and the Notes and other Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Credit Parties that are parties thereto, respectively, enforceable against such Credit Parties in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind. None of the Lenders nor Agent has taken any action nor have they failed to take any action that subjects such Lender or Agent to any liability to the Credit Parties.

         SECTION 3.04 NO LEGAL BAR OR RESULTANT LIEN. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party do not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter) or bylaws of such Credit Party, respectively, or any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which such Credit Party is subject, or result in the creation or imposition of any Lien upon any Properties of such Credit Party.

         SECTION 3.05 NO CONSENT. The execution, delivery, and performance by each Credit Party of the Loan Documents to which it is a party do not require the consent or approval of or filing with, any Person, other than such consents, approvals or filings that have been made or obtained.

         SECTION 3.06 FINANCIAL CONDITION. The Financial Statements for SCA for the period ended December 31, 1994, which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied, and the Financial Statements present fairly in all material respects the consolidated financial condition of SCA as of the date or dates and for the period or periods stated therein. Since the date of the most recent Financial Statements, there have been no changes with respect to the Consolidated Companies that has had or would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.07 INVESTMENTS, ADVANCES, AND GUARANTIES. None of the Consolidated Companies has made investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations in excess of $250,000 in any single case or in excess of $1,000,000 in the aggregate during the twelve immediately preceding Fiscal Months, except as referred to or reflected in the Financial Statements.

         SECTION 3.08 LITIGATION. Except as set forth on Schedule 3.08 or in the Financial Statements, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of any Borrower, threatened against or affecting any Consolidated Company that involves the possibility of any judgment or liability that could have a Material Adverse Effect. None of the Consolidated Companies has recently experienced or is now experiencing any strike, labor dispute, slowdown, or work stoppage due to labor disagreements which could have a Material Adverse Effect, and no such strike, dispute, slowdown, or work stoppage is threatened against any Consolidated Company.

         SECTION 3.09 TAXES; GOVERNMENTAL CHARGES. Each of the Consolidated Companies has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of its Properties or income, which are due and payable, including interest and penalties other than those that are not yet delinquent, those which are subject to a Contest or those the non-payment of which would have a Material Adverse Effect.

         SECTION 3.10 TITLE, ETC. (a) Except as set forth on Schedule 3.10(a), each of the Consolidated Companies has good title to its Properties, free and clear of all Liens and title defects of any kind, except Permitted Liens and title defects not constituting material impairments in the intended use for such Properties. Except as set forth on Schedule 3.10(a), the Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases and all leases are in full force and effect and no material default exists under any such leases.

         (b) Those locations set forth on Schedule 3.10(b) are all of the locations (i) at which material property owned or leased by the Consolidated Companies is located and (ii) representing each of the Consolidated Companies' place of business if only one (1) exists or chief executive office if more than one (1) place of business exists.

         SECTION 3.11 NO DEFAULT. None of the Credit Parties is in default in any respect that would have a Material Adverse Effect under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which any Credit Party is a party or by which it or its Properties are bound. None of the Credit Parties is in violation of its respective Articles of Incorporation or Bylaws. No Default or Event of Default hereunder have occurred or are continuing as of the date hereof or at the Closing Date.

         SECTION 3.12 MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose that violates, or that would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         SECTION 3.13 COMPLIANCE WITH LAWS, ETC. None of the Consolidated Parties is in violation of any law (including, without limitation, any Environmental Law), judgment, decree, order, ordinance, or governmental rule or regulation to which such Consolidated Party or any of its Properties is subject and as to which a violation would have a Material Adverse Effect. None of the Consolidated Parties has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its Properties or to the conduct of its business where such failure would have a Material Adverse Effect. All improvements on the real estate owned by, leased to or used by each Consolidated Party conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         SECTION 3.14 ERISA.

                 (a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA or to which Section 412 of the Code or Section 302 of ERISA applies;

                 (b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained by its terms and in operation in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this SECTION 3.14 (taken as a whole), would in the aggregate have a Material Adverse Effect; and

                 (c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans where such liabilities, together with all other liabilities referred to in this SECTION 3.14 (taken as a whole), would in the aggregate have a Material Adverse Effect.

                 (d) Funding. The Consolidated Companies and each of their respective ERISA Affiliates, have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law, and (ii) required to be paid as expenses of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts that, together with all other liabilities referred to in this
         SECTION 3.14 (taken as a whole), would have a Material Adverse Effect if such amounts were then due and payable.

         SECTION 3.15 SUBSIDIARIES, ETC. Except as disclosed on Schedule 3.01, none of the Borrowers have any Subsidiaries and neither any of the Borrowers nor any Subsidiary of any Borrower is a joint venture partner, limited liability company member or general partner in any joint venture, partnership or limited liability company or uses any trade names.

         SECTION 3.16 NO MATERIAL MISSTATEMENTS. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, when viewed in conjunction with all other factual information, representations or warranties in this Agreement or in any other document furnished pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto), there is no fact known to any Borrower that has had, or is reasonably expected to have, a Material Adverse Effect.

         SECTION 3.17 INVESTMENT COMPANY ACT. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.18 SECURITIES ACT, ETC. The Notes are not required to be registered under the Securities Act of 1933, as amended, or under the securities laws of any state. This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

         SECTION 3.19 USE OF PROCEEDS; PURPOSE OF THE CREDIT. The Borrowers have used or will use proceeds from the Loan exclusively for the purposes stated in this Agreement. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Section 13 and 14 of the Exchange Act of 1934.

         SECTION 3.20 PERSONAL HOLDING COMPANY; SUBCHAPTER S. None of the Borrowers is a "personal holding company" as defined in Section 542 of the Code, and none of the Borrowers is a "Subchapter S" corporation within the meaning of the Code.

         SECTION 3.21 SOLVENCY. Each of the Credit Parties is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent and is generally paying its debts as they mature.

         SECTION 3.22 FILINGS. To the date hereof, each Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.23 CAPITAL. Each of the Credit Parties now has and shall at all times hereafter have capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

         SECTION 3.24 GOVERNMENT CONTRACTS. None of the Credit Parties is subject to the renegotiation of any government contracts which would have a Material Adverse Effect.

         SECTION 3.25 INTERCOMPANY LOANS. Except as disclosed on Schedule 3.25, none of the Consolidated Companies are indebted to any other Consolidated Company.

         SECTION 3.26 INDEBTEDNESS. (a) Except as set forth on Schedules 3.25, 3.26(b) and 6.01(b), none of the Consolidated Companies is an obligor in respect of any indebtedness for borrowed money, or any commitment to create or incur any indebtedness for borrowed money, in an amount greater than $1,000,000 in any single case, and such indebtedness and commitments for amounts less than $1,000,000 do not exceed $1,000,000 in the aggregate for all such indebtedness and commitments of the Consolidated Companies.

         (b) The Indebtedness listed on Schedule 3.26(b) (the "REFINANCED INDEBTEDNESS") and accrued and unpaid interest thereon and fees in respect thereof have been paid in full or provision for assigning such indebtedness and all collateral securing such indebtedness to SCA Investment Company has been made such that, in accordance with the express provisions of the instruments governing the same, upon funding of the Loans hereunder, the Consolidated Companies will be released from all liability and contractual obligations with respect thereto to the current holders of such indebtedness other than indemnifications contained therein, and assignments in recordable form of any and all Liens previously securing the Refinanced Indebtedness will be obtained, including financing statements and other filings in respect thereof.

         SECTION 3.27 PAYMENT OR DIVIDEND RESTRICTIONS. Except as required by this Agreement or as described on Schedule 3.27, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions or Intercompany Loans by any such Consolidated Company.


                                  ARTICLE IV

                              CONDITIONS PRECEDENT

         The obligations of each Lender to make Loans to the Borrowers hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01 CONDITIONS PRECEDING TO INITIAL LOANS. At the time of the funding of initial Loans hereunder, all obligations of the Borrowers hereunder incurred prior to the initial Loans (including, without limitation, the Borrowers' obligations to reimburse the reasonable fees and expenses of counsel to Agent and to the Lenders (in an amount not to exceed $2,000 for each Lender's counsel other than TNB's) and any fees and expenses payable to the Agent and the Lenders as previously agreed with the Borrowers), shall have been paid in full, the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

                 (a)      the duly executed counterparts of this Agreement;

                 (b)      the duly completed Notes evidencing the Commitments;

                 (c) certificates of the Secretary or Assistant Secretary of the Credit Parties attaching and certifying copies of the resolutions of the board of directors of the Credit Parties, authorizing the execution, delivery and performance of the Loan Documents to which such Credit Parties are a party;

                 (d) certificates of the Secretary or an Assistant Secretary of the Credit Parties certifying (i) the name, title and true signature of each officer of the Credit Parties executing the Loan Documents to which such Credit Parties are a party, and (ii) the bylaws or comparable governing documents of the Credit Parties;

                 (e) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State, together with certificates of good standing or existence, as the case may be, from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party and, if applicable, authorizations to do business from any Secretary of State in the States listed on Schedule 4.01(e);

                 (f) examination reports from the Uniform Commercial Code records of those locations set forth on Schedule 3.10(b) attached hereto, showing no outstanding liens or security interests granted by any Consolidated Company other than (i) Permitted Liens, and (ii) Liens securing the Refinanced Indebtedness which are being released or assigned to Management within the time period required herein;

                 (g) agreement by the lenders of the Refinanced Indebtedness to accept payment in full of all obligations outstanding under the Refinanced Indebtedness and termination of all credit facilities relating thereto and to release all Liens securing Refinanced Indebtedness, and the establishment of escrow or other arrangements for such repayment and release of Liens acceptable to the Agent and the Lenders;

                 (h) certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from Environmental Laws, including without limitation, OSHA and other public, safety and welfare laws and regulations to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

                 (i) a summary set forth in format and detail reasonably acceptable to the Agent of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

                 (j) certified copies of indentures, credit agreements, instruments and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 6.01(b);

                 (k) certificates, reports and other information as Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans and other compensation and employee benefit plans;

                 (l) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation pending or threatened against the Consolidated Companies;

                 (m) environmental affidavit and indemnity agreement with respect to the Property executed by the Credit Parties in form and substance satisfactory to Agent;

                 (n) the favorable opinion of Waller Lansden Dortch & Davis, counsel to the Credit Parties, substantially in the form of Exhibit E attached hereto and addressed to the Agent and each of the Lenders; and

                 (o)      such other documents as Agent may reasonably request.

         SECTION 4.02 CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

         (a)     there shall exist no Default or Event of Default; and

         (b) all representations and warranties by the Borrowers contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans; provided, however, that after the initial Loans hereunder, (i) all representations and warranties by the Borrowers contained herein with respect to any Consolidated Company other than a Credit Party shall be limited to the actual knowledge of the respective Authorized Officers of the Borrowers, (ii) the representations and warranties set forth in Section 3.10 will be qualified to the extent that no Liens are on the Properties which would have a Material Adverse Effect and no defaults exists under any lease which would have a Material Adverse Effect and (iii) the representations and warranties set forth in last sentence of Section 3.13 will be qualified to the extent that any such non-conformity or non-compliance does not have a Material Adverse Effect.

         Each request for a Borrowing and the acceptance by any Borrower of the proceeds thereof, shall constitute a representation and warranty by the Borrowers, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in SECTIONS 4.01 AND 4.02 have been satisfied.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

         Each Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Obligations shall have been finally paid in full and all Obligations shall have been fully discharged, unless Agent shall otherwise first consent in writing, the Borrowers shall:

         SECTION 5.01 FINANCIAL STATEMENTS AND REPORTS. Promptly furnish to each
Lender:

                 (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, the audited consolidated statements of the Consolidated Companies in the form as required by the rules and regulations promulgated by the Securities and Exchange Commission setting forth the audited consolidated balance sheet of the Consolidated Companies as at the end of such year, and the audited consolidated statement of income, statement of cash flows, and statement of retained earnings of the Consolidated Companies for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of SCA's chief financial officer, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income, statements of cash flows, and statements of retained earnings of the Consolidated Companies duly certified by SCA's chief financial officer as being correct reflections of the information used for the audited consolidated financial statements. The audit opinion in respect of the Financial Statements of SCA shall be the opinion of a firm of independent certified public accountants among the "Big Six" or such other firm as may be acceptable to Agent;

                 (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of the Consolidated Companies as of the end of such Fiscal Quarter, and the consolidated and consolidating statements of income of the Consolidated Companies for such Quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or chief accounting officer of SCA as being true and correct to the best of his or her knowledge;

                 (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to SECTION 5.01(a) and (b), a certificate of the treasurer or chief financial officer of Borrower
         (i) to the effect that, based on the review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof and the proposed response thereto and (ii) demonstrating in reasonable detail compliance as of the end of such Fiscal Year or such Fiscal Quarter with SECTION 5.12, SECTIONS 6.01 THROUGH 6.04 AND SECTION 6.13.

                 (d) Other Information. Promptly upon its becoming available, such other material information about the Borrowers or the Indebtedness as Agent or any Lender may reasonably request from time to time.

All such balance sheets and other Financial Statements referred to in SECTIONS 5.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

         SECTION 5.02 AUDITOR'S NO DEFAULT CERTIFICATE. Concurrently with the furnishing of the annual Financial Statements pursuant to SECTION 5.01(a) hereof, furnish or cause to be furnished to Agent a certificate of compliance of such independent public accountants stating that in making the examination necessary for their audit they have obtained no knowledge of any Default or Event of Default, if they have obtained such knowledge, disclosing the nature, details, and period of existence of such event.

         SECTION 5.03 TAXES AND OTHER LIENS. Pay and discharge, or cause to be paid or discharged, promptly all taxes, assessments, and governmental charges or levies imposed upon any Credit Party or upon any of Credit Party's income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien (other than a Permitted Lien) upon any or all of Credit Party's Property; provided, however, that the Borrowers shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be subject to a Contest.

         SECTION 5.04 MAINTENANCE.

                 (a) Maintain or cause to be maintained the corporate existence, name, rights, and franchises of each Credit Party;

                 (b) Observe and comply, or cause the observance and compliance, (except to the extent that any failure would have a Material Adverse Effect) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and

                 (c) To the extent necessary to avoid a Material Adverse Effect, maintain, or cause to be maintained, the Property of each Credit Party (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make, or cause to be made, all repairs, replacements, additions, and improvements to its Property.

         SECTION 5.05 FURTHER ASSURANCES. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. The Borrowers at their expense promptly will execute and deliver to Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrowers in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith.

         SECTION 5.06 PERFORMANCE OF OBLIGATIONS.

                 (a) Pay the Obligations according to the terms of the Loan Documents; and

                 (b) do and perform, and cause to be done and to be performed, every act and discharge all of the Obligations provided to be performed and discharged by each Borrower under the Loan Documents, at the time or times and in the manner specified.

         SECTION 5.07 INSURANCE. Maintain or cause to be maintained with financially sound and reputable insurance, insurance with respect to their respective Properties and business and the Properties and business of the other Credit Parties, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances.

         SECTION 5.08 ACCOUNTS AND RECORDS. Keep, and cause the other Credit Parties to keep, books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which such Borrower's certified public accountants concur and which changes have been reported to Agent in writing and with an explanation thereof.

         SECTION 5.09 RIGHT OF INSPECTION. Permit any officer, employee, or agent of Agent or any Lender to visit and inspect any of the Property of any and all Credit Parties during normal business hours upon reasonable advance notice (except that no advance notice will be required during the existence of a Default or Event of Default), to examine the books of record and accounts of the Credit Parties, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of the Credit Parties with the respective officers, accountants, and auditors of the Credit Parties, all at such reasonable times and as often as the Agent or such Lender may reasonably desire.

         SECTION 5.10 NOTICE OF CERTAIN EVENTS.  Furnish to the Agent:

                 (a) Default. Promptly after any Borrower has notice or knowledge of the occurrence of a Default or an Event of Default, a certificate of the chief financial officer or principal accounting officer of such Borrower specifying the nature thereof and the proposed response thereto;

                 (b) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any property of any thereof an adverse determination of which could have a Material Adverse Effect, or (ii) actual knowledge of the threat of any such action, suit, proceeding, investigation or arbitration;

                 (c) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential liability under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company that could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $250,000;

                 (d) ERISA. (i) Promptly after any Borrower has knowledge or should have had knowledge of the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could reasonably be expected to subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, or any tax, penalty or liability under any Requirement of Law applicable, where any such taxes, penalties or liabilities exceed or could reasonably be expected to exceed $250,000 in the aggregate;

                          (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, a copy of any notice referred to or required under
                 Section 101(d), 302(f)(4), 303, 307 or 4041(c)(1)(A) of ERISA
                 or under Section 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                          (iii) Promptly after receipt, (A) a copy of any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Consolidated Company or ERISA Affiliate thereof that is subject to Title IV of ERISA, (B) a copy of any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to impose any liability on such Consolidated Company or ERISA Affiliate thereof under Title IV of ERISA, or (C) a copy of any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the IRS or any other governmental authority to impose any liability on such Consolidated Company or ERISA Affiliate thereof under Chapter 43 of the Code, which action under SECTION 5.10(d)(iii)(C) could have a Material Adverse Effect;

                          (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof that is subject to Title IV of ERISA;

                          (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL,
                 (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                 (e) Liens. Promptly upon any Credit Party becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting the respective properties of any of the Consolidated Companies, the claim to which such Lien relates is in excess of $250,000, other than a Permitted Lien;

                 (f) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by SCA to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all financial press releases and other statements made available generally to the public relating to material developments in the business or financial condition of any Borrower and the other Consolidated Companies;

                 (g) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to any Borrower in connection with each annual, interim or special audit of any Borrower and the other Consolidated Companies' financial statements, including without limitation, the comment letter submitted by such accountants to such Borrower's management in connection with their annual audit;

                 (h) New Consolidated Companies. Within thirty (30) days after the formation or acquisition of any Consolidated Company, or the designation of a Person as a Consolidated Company or any other event resulting in the creation of a new Consolidated Company, notice of the formation or acquisition of such Consolidated Company or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may reasonably request;

                 (i) Additional Debt. The occurrence of the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Indebtedness of any Credit Party or of any security (as defined under the Securities Act of 1933, as amended) of any Credit Party with respect to a claimed default, together with a detailed statement by a responsible officer of such Credit Party specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Credit Party is taking or proposes to take with respect thereto;

                 (j) Change in Management. Any material change in the management of any Borrower; and

                 (k) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

         SECTION 5.11 ERISA COMPLIANCE. Comply or cause compliance with ERISA and all other applicable laws governing any Plan to which any Consolidated Company of any such Borrower is a party.

         SECTION 5.12 FINANCIAL COVENANTS. (a) Tangible Net Worth. Maintain at all times Consolidated Tangible Net Worth of not less than the sum of $80,000,000 plus (i) fifty percent (50%) of positive Consolidated Net Income
(Loss) for each Fiscal Quarter from and after December 31, 1994 through the date of such determination, and (ii) one hundred percent (100%) of the net proceeds of any future equity offering.

         (b) Fixed Charge Coverage. Maintain as of the last day of each Fiscal Quarter, a minimum Fixed Charge Coverage Ratio, calculated for the immediately preceding four (4) Fiscal Quarters of 4.0 to 1.0.

         (c) Leverage Ratio. Maintain as the last day of each Fiscal Quarter, maximum Leverage Ratio of less than .49 to 1.0.

         SECTION 5.13 ADDITIONAL CREDIT PARTIES. Promptly after the formation, creation or acquisition (provided that nothing in this SECTION 5.13 shall be deemed to authorize the acquisition of any entity) of any Consolidated Company not listed on Schedule 3.01, or the merger between any Consolidated Companies, which new or newly merged Consolidated Company will have a net worth in excess of $10,000,000, the Borrowers shall execute and deliver, and cause to be executed and delivered a guaranty agreement in form and substance satisfactory to Agent from each such Consolidated Company, together with related documents of the kind described in Article IV, as Agent shall require, all in form and substance satisfactory to the Agent.

         SECTION 5.14 INTERCOMPANY LOANS. Within one hundred and twenty (120) days after the Closing Date, deliver to Agent certified copies of the Intercompany Loan Documents and evidence satisfactory to Agent that all Intercompany Loans and Intercompany Loan Documents have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

         Each Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the Obligations has been paid and satisfied in full, unless Agent shall otherwise first consent in writing, the Borrowers will not, and will not permit any other Credit Party to, either directly or indirectly:

         SECTION 6.01 DEBTS, GUARANTIES, AND OTHER OBLIGATIONS. Incur, create, assume, or in any manner become or be liable, or permit any Consolidated Company to incur, create, assume, or in any manner become or be liable, with respect to any Indebtedness; provided that subject to all other provisions of this Article VI, the foregoing prohibitions shall not apply to:

                 (a)      Indebtedness evidenced by the Notes;

                 (b) Indebtedness outstanding on the date hereof, all as described on Schedule 6.01(b) (excluding Refinanced Indebtedness except to the extent permitted in SECTION 6.01(f));

                 (c) Purchase money Indebtedness and obligations under Capital Leases, all acceptable to Agent and the Required Lenders, not to exceed an aggregate amount of $20,000,000 in any twelve month period;

                 (d) Unsecured current liabilities other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments (incurred in the ordinary course of business) and either (i) not more than thirty (30) days past due or (ii) being disputed by a Contest with GAAP;

                 (e) Unsecured Indebtedness (in addition to the Indebtedness permitted in Section 6.01(a), (d) and (h)) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

                 (f) Refinanced Indebtedness to the extent it becomes an Intercompany Loan within 45 days after the Closing Date;

                 (g)      the Intercompany Loans described in Schedule 3.25; and

                 (h) Indebtedness resulting from any letters of credit issued from time to time by TNB in its sole discretion for the benefit of any of the Credit Parties.

         SECTION 6.02 LIENS. Create, incur, assume, or permit to exist any Lien on any of its Property (now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to the Permitted Liens.

         SECTION 6.03 INVESTMENTS, LOANS, AND ADVANCES. Make or permit to remain outstanding any loans or advances to or Investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                 (a)      Investments in Consolidated Companies;

                 (b) Investments in Industry Related Entities in an aggregate amount not to exceed $10,000,000 at any one time;

                 (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith credit of the United States and maturing within one year from the date of creation thereof;

                 (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                 (e) Investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality;

                 (f) endorsement of negotiable instruments in the ordinary course of such Borrower's business;

                 (g) Investments offered from time to time through SunTrust Capital Markets, Inc. or any other Affiliate of TNB;

                 (h) money market mutual funds which invest in high quality short term debt instruments, including U.S. Treasury and other governmental agency securities, certificates of deposit, bankers acceptances, commercial paper and repurchase agreements;

                 (i) variable rate demand bonds which are backed by letters of credit issued by major domestic or international commercial banks; or

                 (j) Investments in any Person that is not a Consolidated Company that operates outpatient ambulatory surgery centers in an aggregate amount up to $10,000,000 during any Fiscal Year (the "PERMITTED AMOUNT"); provided, however, any unused portion of the Permitted Amount for a Fiscal Year may be carried forward to the immediately following Fiscal Year provided that in no event shall the aggregate amount of such Investments exceed $20,000,000 during any Fiscal Year.

         SECTION 6.04 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Company shall sell or transfer any Property, whether now owned or hereafter acquired, and by which any Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that such Consolidated Company intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         SECTION 6.05 NATURE OF BUSINESS. Suffer or permit any material change to be made in: (a) the character of any Credit Party's business as carried on at the Closing Date; or (b) the accounting periods of the Consolidated Companies.

         SECTION 6.06 ACQUISITIONS, MERGERS, ETC. (a) Merge with any Person that is not a Borrower if as a result of such merger the surviving entity would not be a Borrower or if a Default or Event of Default would result therefrom or (b) purchase, lease or otherwise acquire (including by merger unless the provision in clause (a) above applies) all or any substantial portion of the property or assets (including capital stock) of any Person during the existence of a Default or Event of Default or if such purchase, lease or acquisition would cause the occurrence of a Default or an Event of Default.

         SECTION 6.07 ASSET DISPOSITIONS, ETC. Permit any single Asset Sale having an Asset Value in excess of $1,000,000 or any Asset Sales having an aggregate Asset Value in excess of $10,000,000 during any twelve month period; provided, however, with respect to the restriction of any single Asset Sale having an Asset Value in excess of $1,000,000, such restriction shall not apply to a Disposition involving Coral Springs Surgery Center Limited Partnership or Plano Surgery Center, L.P.

         SECTION 6.08 PROCEEDS OF LOAN. Permit the proceeds of the Loans to be used for any purpose other than those permitted under this Agreement.

         SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Enter into any transactions or series of related transactions with any Affiliate of any Consolidated Company (but excluding any Affiliate that is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, the foregoing restriction shall not apply to transactions involving any officer or director of any Borrower with respect to such individual's employment agreement, if any, with the Borrowers or any of them.

         SECTION 6.10 PREPAYMENTS OF OTHER DEBTS. Prepay any Indebtedness (excluding trade payables) to any Person, except that the foregoing restriction shall not apply to the Obligations (unless otherwise expressly prohibited by another provision herein or in any Loan Document), the Refinanced Indebtedness or to prepayments by any Consolidated Company to any Borrower.

         SECTION 6.11 ERISA. (a) Take or fail to take any action with respect to any Plan of any Consolidated Company or ERISA Affiliate that would violate any provision of the Code or ERISA, or to continuation healthcare requirements for group health plans under the Code, including without limitation (a) establishing any such Plan, (b) amending any such Plan (except where required to comply with applicable law), (c) terminating or withdrawing from any such Plan, or (d) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could reasonably be expected to have a Material Adverse Effect.

         (b) Establish and/or maintain any Plan subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA.

         SECTION 6.12 ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (a) SECTION 6.02 and (b) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

         SECTION 6.13 LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Consolidated Company to (a) pay dividends or make any other distributions on such Consolidated Company's stock, (b) pay any indebtedness owed to any Borrower or any other Consolidated Company, or (c) transfer any of its property or assets to any Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Loan Documents.

         SECTION 6.14 ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Agent, modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents.

         SECTION 6.15 INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by the performance by any Borrower of its Obligations.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

                 (a) Principal and Interest Payments. The Borrowers shall fail to make payment when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or the Borrowers shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder; or

                 (b) Representations and Warranties. Any representation or warranty made by any Borrower or any other Credit Party in any Loan Document, is incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate, or data furnished or made by any Borrower or any other Credit Party in any Loan Document with respect to any Indebtedness, reasonably appears to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or





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

                 (c) Covenants Without Notice. Any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.04, 5.06, 5.10, 5.11, 5.12 and 6.01 through 6.15, inclusive;

                 (d) Other Covenants. Any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in SECTIONS 7.01(a) or (c) and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (a) any Borrower's obtaining knowledge thereof or (b) written notice thereof shall have been given to the Borrowers by Agent or any Lender;

                 (e) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator, or trustee of any Credit Party, or of any of its respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or any Credit Party is adjudicated bankrupt or insolvent; or any of the Property of any Credit Party is sequestered by court order or a petition is filed against any Credit Party under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect and such petition is not dismissed within thirty (30) days after filing thereof; or

                 (f) Voluntary Petitions. Any Credit Party takes affirmative steps to prepare to file, or any Credit Party files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                 (g) Assignments for Benefit of Creditors, Etc. Any Credit Party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of any Credit Party or of all or any part of its Properties; or

                 (h) Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness, or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                 (i) Money Judgment. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Material Adverse Effect shall be rendered against any Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

                 (j) Change in Control of SCA. Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
         Act), shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding common stock of SCA entitled to vote for members of SCA's board of directors;

                 (k) Change in Control of other Borrowers. SCA shall cease to own one hundred percent (100%) of the outstanding capital stock of either Management or Investment; or

                 (l) Default Under Other Loan Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Loan Document, or any Loan Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Borrower or any other Credit Party, or at any time it is or becomes unlawful for any Borrower or any other Credit Party to perform or comply with its obligations under any Loan Document, or the obligations of any Borrower or any other Credit Party under any Loan Document are not or cease to be legal, valid and binding on such Borrower or any such Credit Party.

         SECTION 7.02 REMEDIES. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 7.01(e) and 7.01(f): the Agent may, and upon written or telex request of the Required Lenders, shall (i) declare the entire principal amount of the Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) declare the Commitments terminated whereupon the Commitments of each Lender shall terminate immediately, or (iii) exercise all rights set forth in the Loan Documents or afforded a creditor under applicable law.

         Upon the happening of any event specified in Section 7.01(e) and
Section 7.01(f) above: (i) all Obligations, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which each Borrower hereby expressly waives, (ii) all obligations of Lenders under this Agreement shall immediately cease and terminate unless and until Required Lenders shall reinstate such obligations in writing, (iii) all rights set forth in the Loan Documents may be exercised; or (iv) Agent may bring an action to protect or enforce Lenders' rights under the Loan Documents or seek to collect and/or enforce the Obligations by any lawful means.

         SECTION 7.03 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is authorized, at any time and from time to time, pursuant to Article IX, without notice to any Borrower (any such notice being expressly waived by each Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of any Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have accelerated the Obligations or made any demand under this Agreement or any Note and although such obligations may be unmatured, all pursuant to Article IX hereof.


                                 ARTICLE VIII

                                   THE AGENT

         SECTION 8.01 APPOINTMENT OF AGENT. Each Lender hereby designates TNB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.

         SECTION 8.02 AUTHORIZATION OF AGENT WITH RESPECT TO THE LOAN DOCUMENTS.
(a) Each Lender hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Loan Documents to any affiliate of the Agent, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents) be entitled to all the rights of the Agent under and with respect to the applicable Loan Document.

         (b) The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or respect of, this Agreement, unless the Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action except for such actions or rights that expressly require the consent of the Required Lenders or all of the Lenders. The Agent shall incur no liability under or respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

         (c) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. In each circumstance where any consent of or direction from the Required Lenders or all of the Lenders is required or requested by Agent, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

         SECTION 8.03 AGENT'S DUTIES LIMITED; NO FIDUCIARY DUTY. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

         SECTION 8.04 NO RELIANCE ON THE AGENT. (a) Each Lender represents and warrants to the Agent and the other Lenders that independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Consolidated Companies in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Consolidated Companies, and, each Lender further agrees that, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. As long as any of the Loans are outstanding, each

Lender shall continue to make its own independent evaluation of the financial condition and affairs of the Consolidated Companies.

         (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised in writing that a Lender has not received any information formally delivered to the Agent pursuant to Section 7.01, the Agent shall deliver or cause to be delivered such information to such Lender.

         SECTION 8.05 CERTAIN RIGHTS OF AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          SECTION 8.06 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 8.07 INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding hereunder (or if no amounts are outstanding, ratably in accordance with the Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 8.08 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to (unless expressly prohibited by the terms of this Agreement), and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 8.09 HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 8.10 SUCCESSOR AGENT. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject to the Borrowers' prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, or the Borrowers shall not have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

         (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         SECTION 8.11 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that the Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default (other than through a notice by one party hereto to all other parties), the Agent or such Lender shall promptly notify the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Required Lenders or of all the Lenders, where expressly required by this Agreement, shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) Business Days after their receipt of the notice of any Default or Event of Default from the Agent or any Lender, or shall request inconsistent action with respect to such Default or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article VIII hereof) as it deems in its discretion to be advisable for the protection of the Lenders with respect to such Default or Event of Default; provided, however, that in the event such Default or Event of Default is cured, the provisions of this Section shall apply to any future Event of Default or Default.

                                  ARTICLE IX
                              GENERAL PROVISIONS

         SECTION 9.01 NOTICES. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered to such party at its address or applicable teletransmission number set forth opposite such party's name on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify to Agent and the Borrowers. Each such notice, request or other communication shall be effective (a) if given by mail seventy-two (72) hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, (b) if given by telecopy, when such telecopy is transmitted to the telecopy number as described above and the appropriate confirmation is received, or (c) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this SECTION 9.01; provided that notices to the Agent shall not be effective until received.

         SECTION 9.02 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (a) increase the Revolving Credit Loan Commitments or other contractual obligations to the Borrowers under this Agreement, (b) reduce the principal of, or interest on, the Notes or any fees hereunder, (c) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (d) change the percentage of the Revolving Credit Loan Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (e) modify the definition of "Required Lenders," or (f) modify Article VIII or (g) modify this SECTION 9.02. Notwithstanding the foregoing, (I) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Loan Document and
(II) no amendment, waiver or consent shall, unless in writing and signed by TNB in addition to the Lenders required hereinabove to take such action, affect the interests, rights or duties of TNB in its capacity as the provider of the Swing Line Loan Commitment.

         SECTION 9.03 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Loan Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Loan Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 9.04 PAYMENT OF EXPENSES, ETC. Each Borrower shall:

         (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Loan Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders;

         (b) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, indebtedness and other similar taxes with respect to this Agreement, the Notes and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

         (c) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes or the other Loan Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrowers shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

         (d) without limiting the indemnities set forth in SECTION 9.04(c), indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Consolidated Company's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Loan Document or any related documents.

If and to the extent that the obligations of the Borrowers under this SECTION
9.04 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

         SECTION 9.05 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law and subject to SECTION 2.19 hereof, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the Obligations, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Upon direction by the Agent with the consent of the Required Lenders, each Lender holding deposits of any Credit Party shall exercise its set-off rights as so directed and any such amounts recovered shall be applied to the Obligations.

         SECTION 9.06 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that none of the Borrowers may assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry, transfer or participate Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender provided that the Borrowers will not be responsible for any increased Taxes as a result of any such transfer or participation.

         (c) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (d) If (i) any Taxes referred to in SECTION 2.13(b) have been levied or imposed so as to require withholdings or deductions by the Borrowers and payment by the Borrowers of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to SECTION 2.16 or for its reduced rate of return pursuant to SECTION 2.20, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Loan Documents requested by the Borrowers, then and in such event, upon request from the Borrowers delivered to such Lender and the Agent, such Lender shall assign, pursuant to such documentation acceptable to Agent, all of its rights and obligations under this Agreement and the other Loan Documents to another Lender selected by the Borrowers, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Loan Documents accrued to the date of such assignment.

         SECTION 9.07 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE CHANCERY COURTS FOR DAVIDSON COUNTY, TENNESSEE

OR IN THE FEDERAL COURTS FOR THE MIDDLE DISTRICT OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

         SECTION 9.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 9.09 EFFECTIVENESS; SURVIVAL. (a) This Agreement shall become effective on the date on which all of the parties hereto shall have executed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to SECTION 9.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been executed and mailed to them.

         (b) The obligations of the Borrowers under SECTIONS 2.13, 2.16, 2.17, 2.20 and 9.04 shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Loan Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 9.10 SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 9.11 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 9.12 CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. I (a) any preparation of the Financial Statements hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) (other than changes mandated by FASB-106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, or (b) there is a material change in federal tax laws that materially affects the Borrowers' ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrowers and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 9.13 HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Loan Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandingsmxelated to such subject matters.

         SECTION 9.14 INTEREST. The parties to this Agreement intend to conform strictly to applicable usury laws and other laws that may limit monetary charges, however such charges may be characterized, as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious or otherwise excessive under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for any of the Notes, the Borrowers and Lenders agree as follows: (a) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged or received under any of the Notes, this Agreement or any of the other Loan Documents or agreements, or otherwise in connection with the Notes, and all other monetary charges, shall under no circumstances exceed the maximum lawful rate of interest or lawful amount of other charges permitted by applicable law, and any excess shall be credited on the applicable Notes by the holder thereof (or, if the Notes shall have been paid in full, refunded to the Borrowers); and
(b) in the event that the maturity of any of the Notes is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the applicable Notes (or, if the Notes shall have been paid in full, refunded to the Borrowers).

                                   ARTICLE X

                                  JURY WAIVER

         SECTION 10.01 JURY WAIVER. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

         ENTERED INTO the date first above written.

                                                     BORROWER:
                                                     --------
Address for Notices:                                 SURGICAL CARE AFFILIATES, INC.
- -------------------

102 Woodmont Blvd., Suite 610
Nashville, Tennessee 37205                           By:    /s/ Tarpley B. Jones
Attn: Tarpley A. Jones, Chief                               -----------------------------------------
 Financial Officer                                   Title: Sr. Vice President
Telephone No.: (615) 385-3541                               -----------------------------------------
Telecopy No.:  (615) 298-5641

                                                     SCA-MANAGEMENT COMPANY

                                                     By:    /s/ Tarpley B. Jones
                                                            -----------------------------------------
                                                     Title: Sr. Vice President
                                                            -----------------------------------------

                                                     SCA INVESTMENT COMPANY

                                                     By:    /s/ Tarpley B. Jones
                                                            -----------------------------------------
                                                     Title: Sr. Vice President
                                                            -----------------------------------------

                                                     AGENT:
                                                     -----

Address for Notices:                                 THIRD NATIONAL BANK IN NASHVILLE,
- -------------------                                  as Agent

201 Fourth Avenue North
P.O. Box 305110
Nashville, Tennessee 37230-5110                      By:    /s/ Karen Cole Ahern
Attn: Karen Cole Ahern, Vice-President                      ------------------------------------------
Telephone No.: (615) 748-5817                        Title: Vice President
Telecopy No.: (615) 748-5161                                ------------------------------------------

                                                     LENDERS:
                                                     -------

Address for Notices:                                 THIRD NATIONAL BANK IN NASHVILLE
- -------------------

201 Fourth Avenue North
P.O. Box 305110
Nashville, Tennessee 37230-5110                      By:    /s/ Karen Cole Ahern
Attn: Karen Cole Ahern, Vice-President                      ------------------------------------------
Telephone No.: (615) 748-5817                        Title: Vice President
Telecopy No.: (615) 748-5161                                ------------------------------------------


Payment Office:
- --------------

201 Fourth Avenue North
P.O. Box 305110
Nashville, TN 37230-5110
Attn: Karen Cole Ahern, Vice-President
Telephone No.: (615) 748-5817
Telecopy No.: (615) 748-5161
REVOLVING CREDIT LOAN COMMITMENT $55,000,000
PERCENTAGE: 68.75%

Address for Notices:                                 FIRST AMERICAN NATIONAL BANK
- -------------------

First American Center
Second Floor                                         By:    /s/ Sandra G. Hammrick
Nashville, Tennessee 37237-2812                             ----------------------------------------
Attn: Sandra G. Hamrick                              Title: Bank Officer
      Bank Officer                                          ----------------------------------------
Telephone No.: (615) 748-2191
Telecopy No.: (615) 748-2812

Payment Office:
- --------------

First American Center
Second Floor
Nashville, TN 37237-2812
Attn: Sandra G. Hamrick
Telephone No.: (615) 748-2191
Telecopy No.: (615) 748-2812
REVOLVING CREDIT LOAN COMMITMENT $15,000,000
PERCENTAGE: 18.75%

Address for Notices:                                 NATIONSBANK OF TENNESSEE, N.A.
- -------------------

One NationsBank Plaza
Second Floor                                         By:    /s/  Cathy Wind
Nashville, Tennessee 37239                                  ----------------------------------------
Attn: Cathy Wind, Vice President                     Title: Vice President
Telephone No.: (615) 749-4023                               ----------------------------------------
Telecopy No.: (615) 749-4743



Payment Office:
- --------------

One NationsBank Plaza
Second Floor
Nashville, TN 37239
Attn: Linda Kelly, Medical Industries
Telephone No.: (615) 749-3607
Telecopy No.: (615) 749-4743
REVOLVING CREDIT LOAN COMMITMENT $10,000,000
PERCENTAGE: 12.50 %

                                 Schedule 3.01

                         Active Consolidated Companies
                            (arranged by location)


ALABAMA

Dothan Surgery Center, Dothan (90%)

DOTHAN SURGERY CENTER, L.P. (TN)1
            GP:  SCA-Dothan, Inc. (TN)

Florence Surgery Center, Florence (81%)

FLORENCE SURGERY CENTER, L.P. (TN)
            GP:  SCA-Florence, Inc. (TN)

Gadsden Surgery Center, Gadsden (74%)

GADSDEN SURGERY CENTER, LTD. (AL)
            GP: Gadsden Surgery Center, Inc. (AL)(wholly-owned subsidiary of SCA-Gadsden, Inc.)

Mobile Surgery Center, Mobile *2 (89%)

MOBILE-SC, LTD. (AL)
            GP:  SCA-Mobile, Inc. (AL)

MOBILE-SC PROPERTIES, LTD. (AL)
            GP:  SCA-Mobile Properties, Inc. (AL)


ARIZONA

Yuma Outpatient Surgery Center, Yuma (77%)

YUMA OUTPATIENT SURGERY CENTER, L.P. (TN)
            GP:  SCA-Yuma, Inc. (TN)





____________________________

      1 Parentheses indicate state of formation.

      2 Asterisk indicates that real property and most equipment comprising the surgery center is owned by a property partnership and leased to an operating partnership.

ARKANSAS

Center for Day Surgery, Fort Smith (86%)

FORT SMITH OUTPATIENT SURGERY CENTER, L.P. (TN)
            GP:  The Center for Day Surgery, Inc. (AR)

Little Rock Surgery Center, Little Rock (58%)

LITTLE ROCK SURGERY CENTER, LIMITED PARTNERSHIP (AR)
            GP:  Little Rock-SC, Inc. (AR)

LITTLE ROCK SURGERY PROPERTIES, LIMITED PARTNERSHIP (AR) (owner of former surgery center cite pending sale of the property)
            GP:  SCA-Little Rock Development Corp. (AR)


CALIFORNIA

Forest Surgery Center, San Jose (73%)

FOREST AMBULATORY SURGICAL ASSOCIATES, L.P. (CA)
            GP:  SCA-San Jose, Inc. (CA)

Inland Surgery Center, Redlands (59%)

INLAND SURGERY CENTER, L.P. (CA)
            GP:  Redlands Ambulatory Surgery Center
                 Partner: Redlands-SCA Surgery Centers, Inc. (CA)

San Luis Obispo Surgery Center, San Luis Obispo (66%)

SAN LUIS OBISPO SURGERY CENTER, A CALIFORNIA LIMITED
PARTNERSHIP (CA)
            GP:  SCA-San Luis Obispo, Inc. (CA)

The Surgery Center, Santa Rosa (95%)

SANTA ROSA SURGERY CENTER, L.P. (TN)
            GP:  SCA-Santa Rosa, Inc. (TN)

Sutter Street Surgery Center, San Francisco (100%)

Health Horizons of San Francisco, Inc. (TN)
            (wholly-owned subsidiary of SCA-HHI, Inc.)

COLORADO

Aurora Surgery Center, Aurora (72%)

AURORA SURGERY CENTER LIMITED PARTNERSHIP (CO)
            GP:  Aurora-SC, Inc. (CO)

Colorado Springs Surgery Center, Colorado Springs (83%)

COLORADO SPRINGS SURGERY CENTER, LTD. (CO)
            GP:  SCA-Colorado Springs, Inc. (CO)

Denver West Surgery Center, Golden (60%)

GOLDEN SURGERY CENTER, L.P. (CO)
            GP:  Golden-SCA, Inc. (CO)

Pueblo Surgery Center, Pueblo (74%)

PUEBLO AMBULATORY SURGERY CENTER LIMITED PARTNERSHIP (CO)
            GP:  Pueblo-SCA Surgery Center, Inc. (CO)

Surgery Center of Ft. Collins, Fort Collins (78%)

SCA-FCSC, L.P. (CO)
            GP:  SCA-Fort Collins, Inc. (CO)



DELAWARE

Central Delaware Surgery Center, Dover (50%)

CENTRAL DELAWARE AMBULATORY SURGERY CENTER (General Partnership)
            Partner: SCA-Dover, Inc. (DE)



FLORIDA

Citrus Regional Surgery Center, Lecanto (78%)

CITRUS REGIONAL SURGERY CENTER, L.P. (TN)
            GP:  SCA-Citrus, Inc. (TN)

Coral Springs Surgical Center, Coral Springs (100%)

CORAL SPRINGS SURGERY CENTER LIMITED PARTNERSHIP (TN)
            GP:  Coral Springs-SC, Inc. (TN)

Emerald Coast Surgery Center, Fort Walton Beach (51%)

EMERALD COAST SURGERY CENTER, L.P. (TN)
            GP:  SCA-Fort Walton, Inc. (TN)

Physician's Surgery Center, Fort Myers (33%)

PHYSICIANS SURGERY CENTER, LTD. (FL)
            GP:  SCA/Ft. Myers, LLC (FL)
                 Member:  SCA-Ft. Myers, Inc. (FL)

Physicians' Surgical Care Center, Winter Park (45%)

WINTER PARK SURGERY CENTER, L.P. (TN)
            GP:  Winter Park, LLC (TN)
                 Member:  SCA-Winter Park, Inc. (TN)

Sarasota Surgery Center, Sarasota(*) (73%)

SARASOTA SURGERY CENTER, LTD. (FL)
            GP:  SCA-Sarasota, Inc. (FL)

SARASOTA SURGERY PROPERTIES, LTD. (FL)
            GP:  Surgical Services of Sarasota, Inc. (FL)

St. Petersburg Surgery Center, St. Petersburg (59%)

ST. PETERSBURG SURGERY CENTER, LTD. (FL)
            GP:  SCA-St. Petersburg, Inc. (FL)

Tampa Outpatient Surgical Facility, Tampa (52%)

TAMPA OUTPATIENT SURGERY JOINT VENTURE, LTD. (FL)
            GP:  SCA-Tampa, Inc. (FL)

TAMPA IVF/GIFT CENTER, L.P. (TN) (operates in vitro specialty area within the surgery center)
            GP:  Tampa Outpatient Surgery Joint Venture, Ltd. (FL)
                 GP: SCA-Tampa, Inc. (FL)

TAMPA PAIN MANAGEMENT CENTER, L.P. (TN) (operates pain management specialty area within the surgery center)
            GP:  Tampa Outpatient Surgery Joint Venture, Ltd. (FL)
                 GP: SCA-Tampa, Inc. (FL)

GEORGIA

[Development Stage]

GAINESVILLE SURGERY CENTER, L.P. (TN)
            GP:  SCA-Northeast Georgia Health, LLC (TN)
                 Member:  SCA-Gainesville, Inc. (TN)


HAWAII

Surgicare of Hawaii, Honolulu (81%)

HONOLULU SURGERY CENTER, L.P. (TN)
            GP:  SCA-Honolulu, Inc. (TN)


INDIANA

Evansville Surgery Center, Evansville (61%)

EVANSVILLE SURGERY CENTER ASSOCIATES, L.P. (IN)
            GP:  SCA-Deaconess Joint Venture, LLC (IN)
                 Member:  SCA-Evansville, Inc. (IN)

North Indianapolis Surgery Center, Indianapolis (100%)

SCA-North Indianapolis, Inc. (IN)



KENTUCKY

Lexington Surgery Center, Lexington(*) (87%)

LEXINGTON SURGERY CENTER, LTD. (KY)
            GP:  Lexington-SC, Inc. (KY)

SURGERY PROPERTY ASSOCIATES, LTD.
            GP:  Lexington-SC Properties, Inc. (KY)

LEX-SURG ASSOCIATES (owns a portion of the equipment)
            GP:  Lexington-SC Properties, Inc. (KY)

Surgecenter of Louisville, Louisville(*) (85%)

LOUISVILLE S.C., LTD. (KY)
            GP:  Surgery Center of Louisville, Inc. (KY)

LPSC, LTD. (KY)

            GP:  Louisville-SC Properties, Inc. (KY)


MARYLAND

Central Maryland Surgery Center, Baltimore (50%)

All-Care Surgicenter, Inc. (MD)

Montgomery Surgery Center, Rockville (34%)

MONTGOMERY SURGERY CENTER LIMITED PARTNERSHIP (MD)
            GP:  Maryland Ambulatory Centers
                 Partner: Maryland-SCA Centers, Inc. (MD)


MASSACHUSETTS

Maple Surgery Center, Springfield (100%)

MAPLE SURGERY CENTER, LIMITED PARTNERSHIP (MA)
            GP:  Springfield-SC, Inc. (MA)


MICHIGAN

[Development Stage]

MARQUETTE SURGERY CENTER, L.P. (TN)
            GP:  SCA-Marquette, Inc. (TN)


MISSOURI

The Surgery Center, St. Joseph (42%)

ST. JOSEPH SURGERY CENTER, L.P. (TN)
            GP:  SCA-St. Joseph Missouri, Inc. (TN)


NEVADA

SCA INVESTMENT COMPANY (NV)


NEW JERSEY

Roseland Surgical Center, Roseland (100%)

SCA-Roseland, Inc. (NJ)

Surgical Center of South Jersey, Mt. Laurel (71%)

SURGICAL CENTER OF SOUTH JERSEY, LIMITED PARTNERSHIP (NJ)
            GP:  SCA-South Jersey, Inc. (NJ)


NEW MEXICO

Surgery Center of Albuquerque, Albuquerque(*) (78%)

NEW MEXICO SURGICENTER LIMITED PARTNERSHIP (NM)
            GP:  SCA-Albuquerque, Inc. (NM)

NEW MEXICO SURGERY PROPERTIES LIMITED PARTNERSHIP (NM)
            GP:  SCA-Albuquerque Surgery Properties, Inc. (NM)


NORTH CAROLINA

Blue Ridge Day Surgery Center, Raleigh (65%)

BLUE RIDGE DAY SURGERY CENTER, L.P. (TN)
            GP:  SCA-Blue Ridge, Inc. (TN)

Charlotte Surgery Center, Charlotte(*) (61%)

CHARLOTTE SURGERY PROPERTIES, LTD. (NC)
            GP:  SCA-Mecklenberg Development Corp. (NC)

CHARLOTTE SURGERY CENTER, LTD. (NC)
            GP:  Charlotte-SC, Inc. (NC)

Surgecenter of Wilson, Wilson (87%)

SURGECENTER OF WILSON, LIMITED PARTNERSHIP (NC)
            GP:  SC-Wilson, Inc. (NC)


OREGON

[Development Stage]

McKENZIE SURGERY CENTER, L.P. (TN) (f/k/a Eugene Surgery Center, L.P.)
            GP:  SCA/McKenzie Joint Venture, LLC
                 Member: SCA-Eugene, Inc. (TN)

PENNSYLVANIA

Grandview Surgery Center, Camp Hill (51%)

GRANDVIEW SURGERY CENTER, LTD. (PA)
            GP:  Camp Hill Ambulatory Centers
                 Partner: Camp Hill-SCA Centers, Inc. (PA)

Lancaster Surgery Center, Lancaster(*) (60%)

LANCASTER SURGERY CENTER, LIMITED PARTNERSHIP (PA)
            GP:  Lancaster Surgical Center, Inc. (PA)

LANCASTER SURGERY PROPERTIES, LTD. (PA)
            GP:  Lancaster Medical Centre, Inc. (PA)

Westmoreland Surgery Center, Mt. Pleasant (96%)

MT. PLEASANT SURGERY CENTER, L.P. (TN)
            GP:  SCA-Mt. Pleasant, Inc. (TN)

Paoli Surgery Center, Paoli (36%)

PAOLI SURGERY CENTER, L.P. (TN)
            GP:  Paoli Ambulatory Surgery Center
                 Partner: SCA-Paoli, Inc. (TN)

Scranton Surgery Center, Scranton (60%)

SCRANTON SURGERY CENTER, LIMITED PARTNERSHIP (PA)
            GP:  Scranton-SC, Inc. (PA)


SOUTH CAROLINA

Charleston Surgery Center, Charleston (57%)

CHARLESTON SURGERY CENTER LIMITED PARTNERSHIP (SC)
            GP:  SCA-Charleston, Inc. (SC)

Greenville Surgery Center, Greenville (81%)

GREENVILLE SURGERY CENTER LIMITED PARTNERSHIP (SC)
            GP: SCA-Greenville East, Inc. (TN) (Partnership owns assets. Real property owned by general partner and leased to the partnership. General partner is wholly-owned subsidiary of SCA-HHI, Inc.)

TENNESSEE

SURGICAL CARE AFFILIATES, INC. (DE)

SCA-DEVELOPMENT, INC. (TN)

SCA-MANAGEMENT COMPANY (TN)

Chattanooga Surgery Center, Chattanooga(*) (82%)

CHATTANOOGA SURGERY CENTER, LTD., L.P. (TN)
            GP:  Chattanooga-SC, Inc. (TN)

CHATTANOOGA SURGERY PROPERTIES, LTD., L.P. (TN)
            GP:  SCA-Hamilton Development Corp. (TN)

Knoxville Surgery Center, Knoxville (72%)

KNOXVILLE AMBULATORY SURGERY CENTER, L.P. (TN)
            GP:  Knoxville-SCA Surgery Center, Inc. (TN)

Memphis Surgery Center, Memphis(*) (40%)

MEMPHIS SURGERY CENTER, LTD., L.P. (TN)
            GP:  Memphis-SC, LLC (TN)
                 Member:  SCA-Shelby Development Corp. (TN)

MEMPHIS SURGERY PROPERTIES, LTD., L.P. (TN)
            GP:  Memphis-SP, LLC (TN)
                 Member:  Shelby Surgery Properties, Inc. (TN)

Nashville Surgery Center, Nashville (83%)

NASHVILLE SURGERY CENTER, L.P. (TN)
            GP:  Nashville Ambulatory Surgery Center
                 Partner: Nashville-SCA Surgery Centers, Inc. (TN)


TEXAS

Arlington Day Surgery Center, Arlington (67%)

ARLINGTON SURGERY CENTER ASSOCIATES, LTD. (TX)
            GP:  SCA-Arlington Surgery, Inc. (TX)

Conroe Surgery Center, Conroe (73%)

CONROE SURGERY CENTER, L.P. (TN)
            GP:  SCA-Conroe, Inc. (TN)

East El Paso Surgery Center, El Paso (51%)

EL PASO SURGERY CENTER LIMITED PARTNERSHIP (TX)
            GP:  El Paso-SC, Inc. (TX)

Fort Worth Surgery Center, Fort Worth (59%)

FORT WORTH SURGERY CENTER ASSOCIATES (TX)
            Partner: Fort Worth-SC, Inc. (TX)

Greenpark Surgery Center, Houston (60%)

GREENPARK SURGERY CENTER ASSOCIATES, LTD. (TX)
            GP:  Greenpark Surgery Center, Inc. (TX)

Greenville Surgery Center, Dallas (63%)

GREENVILLE SURGERY CENTER, LTD. (TX)
            GP:  Greenville Surgery Center, Inc. (TX)

Plano Surgery Center, Plano (100%)

PLANO SURGERY CENTER, L.P. (TN)
            GP:  SCA-Plano, Inc. (TN)

San Antonio Surgery Center, San Antonio (96%)

SAN ANTONIO SURGERY CENTER, LTD. (TX)
            GP:  San Antonio Surgery Center, Inc. (TX)


WEST VIRGINIA

Cabell-Huntington Surgery Center, Huntington(*) (26%)

HUNTINGTON SURGERY CENTER, LIMITED PARTNERSHIP (WV)
            GP:  SCA Cabell, Inc. (WV)

HUNTINGTON SURGERY PROPERTIES, LIMITED PARTNERSHIP (WV)
            GP:  SCA Cabell Development Corporation (WV)


WISCONSIN

Eau Claire Surgery Center, Eau Claire (51%)

EAU CLAIRE SURGERY CENTER, LIMITED PARTNERSHIP (WI)
            GP:  Ambulatory Health Services Association
                 Partner: SCA-JV, Inc. (IL)

Oshkosh Surgery Center, Oshkosh (97%)

OSHKOSH SURGERY CENTER, L.P. (TN)
            GP:  Oshkosh-SCA Surgery Center, Inc. (WI)

Wausau Surgery Center, Wausau (79%)

WAUSAU SURGERY CENTER, L.P. (TN)
            GP:  SCA-Wausau, Inc. (TN)

Wauwatosa Surgery Center, Wauwatosa (67%)

WAUWATOSA SURGERY CENTER, LIMITED PARTNERSHIP (WI)
            GP:  Wauwatosa Outpatient Surgery Center, Inc. (WI)

                        Inactive Consolidated Companies


SCA - Huntington Development Corporation
Greenville - SC Properties, Inc.
Dover - SC Properties, Inc.
SCA - Madison Development Corporation
SCA - Jefferson, Inc.
SC - Mobile Diagnostic, Inc.
SCA - Stamford, Inc.
SCA - Waterbury, Inc.
Ambulatory Care, Inc. (formerly Ambulatory Health Resources, Inc.) Ambulatory Care - Duval Development Corp.
Kendall Medical Development Corporation
            (d/b/a Dade County Ambulatory Surgical Center)
Sheila Stinnett and Associates, Inc.
SCA - Dade Development Corp.
SCA - Broward, Inc.
SCA - Hillsborough, Inc.
SCA - Orange, Inc.
SCA - Daugherty, Inc.
SCA - Chatham, Inc.
SCA - DeKalb, Inc.
SCA - Hall, Inc.
SCA - Boone Development Corp. (formerly SCA - Campbell Development
            Corp.)
Healthcare Management, Inc.
SCA - Dental Institute, Inc.
SCA - Jackson, Inc.
SCA - Charlotte Diagnostic, Inc.
Franklin - Surgical Care, Inc.
Hamilton - Surgical Care, Inc.
Lucas - Surgical Care, Inc.
Montgomery - Surgical Care, Inc.
Trumbell - Surgical Care, Inc.
Stark - Surgical Care, Inc.
SCA - Greenville, Inc.
SCA - Horry, Inc.
SCA - Richland, Inc.
SCA - Spartanburg, Inc.
SCA - Davidson Development Corp.
SCA - Health Plan Management Corp.
SCA - Therapy, Inc.
SCA - CV, Inc.
Affiliated Eye Care Associates, Inc.
Grand Prairie - SC, Inc.
Bryan - SC, Inc.
SCA - Bryan Development Corp.
SCA - Cambell, Inc.
SCA - Charlottesville, Inc.
SCA - Lynchburg, Inc.

SCA - Norfolk, Inc.
SCA - Spotsylvania, Inc.
SCA - Virginia Beach, Inc.
SCA - Alexandria, Inc. (VA corp)
SCA - Monongalia, Inc.
SCA - Raleigh, Inc.
SCA - Wood, Inc.
SCA - Janesville, Inc.
SCA - Madison, Inc.
SCA - Neenah, Inc.
SCA - Decatur, Inc.
SCA - West Ashley, Inc.
Surgery Center of Memphis, Inc.
SCA - Knoxville, Inc.
SCA - Aiken, Inc.
SCA - Cabarrus Surgery Center, Inc.
SCA - Alexandria, Inc. (TN corp)
SCA - Harlingen, Inc.
SCA - Boise, Inc.
SCA - Englewood, Inc.
SCA - Fort Wayne, Inc.
SCA - Rock Hill, Inc.
Fayette Diagnostic Center, Inc.
Fayette Diagnostic Properties, Inc.
Hanover - SC, Inc.
SCA - Tallahassee, Inc.
SCA - Evansville Development Corp.
SCA - Indianapolis, Inc.
SCA - Boynton, Inc.
Lancaster-SC, Inc.
Grand Junction Surgery Center, Inc.
Englewood Surgery Center, L.P.
Fort Wayne Surgery Center, L.P.
Hanover Surgery Center, L.P.
Harlingen Surgery Center, L.P.
Rock Hill Surgery Center, L.P.
Physicians Diagnostic Properties, Ltd.
Physicians Diagnostic Center, Ltd.
Tallahassee Surgery Center, L.P., Limited Partnership
Evansville Properties, Limited Partnership
Indianapolis Surgery Center Limited Partnership
North Indianapolis Surgery Center Limited Partnership
Lexington-SC Partners, Ltd.
Bethesda West Surgery Center, L.P.
Bethesda West Surgery General Partnership

                                 Schedule 3.08

                                  Litigation


None

                               Schedule 3.10(a)

                  Liens, Title Defects, and Status of Leases




None

                               Schedule 3.10(b)
                              Property Locations

Alabama

            Dothan Surgery Center, 1450 Ross Clark Circle, SE,
                 Suite 4, Dothan, AL 36301
            Florence Surgery Center, 103 Helton Court, Florence,
                 AL 35630
            Gadsden Surgery Center, 418 S. Fifth Street, Gadsden,
                 AL 35901
            Mobile Surgery Center, 1721 Springhill Avenue, Mobile
                 AL 36604

Arizona

            Yuma Outpatient Surgery Center, 2475 Avenue A, Suite B
                 Yuma, AZ 85364

Arkansas

            Center for Day Surgery, 4200 Jenny Lind, Fort Smith,
                 AR 72901
            Little Rock Surgery Center, 8820 Knoedl Court, Little
                 Rock, AR 72205

California

            Forest Surgery Center, 2110 Forest Avenue, 2nd Floor
                 San Jose, CA 95128
            Inland Surgery Center, 1620 Laurel Avenue, Redlands,
                 CA 92373
            San Luis Obispo Surgery Center, 1304 Ella Street, Suite
                 C, San Luis Obispo, CA 93401
            Sutter Street Surgery Center, 450 Sutter Street, Suite
                 600, San Francisco, CA 94108
            The Surgery Center, 1111 Sonoma Avenue, Santa Rosa,
                 CA 95405

Colorado

            Aurora Surgery Center, 13701 E. Mississippi Avenue,
                 Suite 200, Aurora, CO 80012
            Colorado Springs Surgery Center, 1615 Medical Center
                 Point, Colorado Springs, CO 80907
            Denver West Surgery Center, 13952 Denver West Parkway,
                 Suite 100, Bldg. 53, Golden CO 80401
            Surgery Center of Fort Collins, 1100 E. Prospect Road,
                 Fort Collins, CO 80525
            Pueblo Surgery Center, 25 Montebello Road, Pueblo,
                 CO 81001

Delaware

            Central Delaware Surgery Center, 100 Scull Terrace,
                 Dover, DE 19901

Florida

            Citrus Regional Surgery Center, 110 N. Lecanto, Hwy.,
                 Lecanto, FL 34461
            Coral Springs Surgical Center, 1725 University Drive,
                 Coral Springs, FL 33065
            Emerald Coast Surgery Center, 995 NW Mar Walt Drive,
                 Fort Walton Beach, FL 32547
            Physician's Surgery Center, 4035 Evans Avenue, Fort
                 Myers, FL 33901
            Physicians' Surgical Care Center, 2056 Aloma Avenue,
                 Suite 200, Winter Park, FL 32792
            St. Petersburg Surgery Center, 539 Pasadena Avenue South,
                 St. Petersburg, FL 33707
            Sarasota Surgery Center, 983 Beneva Road, Sarasota,
                 FL 34232
            Tampa Outpatient Surgical Facility, 5013 N. Armenia
                 Avenue, Tampa, FL 33603


Georgia

            Development Stage - Gainesville, GA


Hawaii

            Surgicare of Hawaii, 226 N. Kuakini Street, Suite 200
                 Honolulu, HI 96817


Indiana

            Evansville Surgery Center, 1212 Lincoln, Evansville,
                 IN 47714
            North Indianapolis Surgery Center, 8651 Township
                 Line Road, Indianapolis, IN 46260


Kentucky

            Lexington Surgery Center, 1725 Harrodsburg Road,
                 Lexington, KY 40504
            Surgecenter of Louisville, 4005 DuPont Circle,
                 Louisville, KY 40207

Maryland

            Montgomery Surgery Center, 46 W. Gude Drive,
                 Rockville, MD 20850
            Central Maryland Surgery Center, 1500 Joh Avenue,
                 Baltimore, MD 21227

Massachusetts

            Maple Surgery Center, 298 Carew Street, Springfield,
                 MA 01104

Michigan

            Development Stage - Marquette, MI

Missouri

            The Surgery Center, 802 North Riverside Road, St.
                 Joseph, MO 64507

New Jersey

            Roseland Surgical Center, 556 Eagle Rock Avenue,
                 Roseland, NJ 07068
            Surgical Center of South Jersey, 130 Gaither Drive,
                 Suite 160, Mt. Laurel, NJ 08054

New Mexico

            Surgery Center of Albuquerque, 1720 Wyoming NE @
                 Indian School, Albuquerque, NM 87112

North Carolina

            Charlotte Surgery Center, 2825 Randolph Road,
                 Charlotte, NC 28211
            Blue Ridge Day Surgery Center, 2308 Wesvill Court,
                 Raleigh, NC 27607
            Surgecenter of Wilson, 209 Richards Street, Wilson,
                 NC 27893

Oregon

            Development Stage - McKenzie, OR

Pennsylvania

            Grandview Surgery Center, 205 Grandview Avenue,
                 Camp Hill, PA 17011
            Lancaster Surgery Center, 217 Harrisburg Avenue,
                 Lancaster, PA 17603
            Paoli Surgery Center, 1 Industrial Blvd.,
                 Paoli, PA 19301
            Westmoreland Surgery Center, 200 Bessemer Road,
                 Mt. Pleasant, PA 15666
            Scranton Surgery Center, 425 Adams Avenue,
                 Scranton, PA 18510

South Carolina

            Charleston Surgery Center, 2690 Lake Park Drive,
                 N. Charleston, SC 29418
            Greenville Surgery Center, 5 Memorial Medical Court,
                 Greenville, SC 29605

Tennessee

            Chattanooga Surgery Center, 400 N. Holtzclaw Avenue,
                 Chattanooga, TN 37404
            Knoxville Surgery Center, 9300 Park West Blvd.,
                 Knoxville, TN 37923
            Memphis Surgery Center, 1044 Cresthaven Road,
                 Memphis, TN 38119
            Nashville Surgery Center, 1717 Patterson Street,
                 Nashville, TN 37203
            Surgical Care Affiliates, Inc., 102 Woodmont Blvd.,
                 Suite 610, Nashville, TN 37205

Texas

            Arlington Day Surgery Center, 918 N. Davis Drive,
                 Arlington, TX 76012
            Conroe Surgery Center, 233 I-45 N, Conroe, TX 77304 East El Paso Surgery Center, 7835 Corral Drive,
                 El Paso, TX 79915
            Fort Worth Surgery Center, 2001 W. Rosedale,
                 Fort Worth, TX 76104
            Greenpark Surgery Center, 7515 S. Main, Suite 800
                 Houston, TX 77030
            Greenville Surgery Center, 7150 Greenville, Avenue,
                 Suite 200, Box 340, Dallas, TX 75231
            Plano Surgery Center, 5920 West Park Blvd.,
                 Plano, TX 75093
            San Antonio Surgery Center, 5290 Medical Drive,
                 San Antonio, TX 78229

West Virginia

            Cabell-Huntington Surgery Center, 1201 Hal Greer
                 Blvd., Huntington, WV 25701

Wisconsin

            Eau Claire Surgery Center, 950 W. Clairemont Avenue,
                 Eau Claire, WI 54701
            Oshkosh Surgery Center, 1925 Surgery Center Drive,
                 Oshkosh, WI 54901
            Wausau Surgery Center, 2809 Westhill Drive,
                 Wausau, WI 54401
            Wauwatosa Surgery Center, 10900 W. Potter Road,
                 Wauwatosa, WI 53226

                                 Schedule 3.25




The Refinanced Indebtedness set forth in Schedule 3.26(b) and intercompany loans by SCA Investment Company in connection with each of the surgery centers listed below, which loans have outstanding the approximate principal amounts shown on the attached worksheet:

ALABAMA

Dothan Surgery Center, Dothan, AL
Florence Surgery Center, Florence, AL
Gadsden Surgery Center, Gadsden, AL


ARIZONA

Yuma Outpatient Surgery Center, Yuma, AZ

ARKANSAS

Center for Day Surgery, Fort Smith, AR
Little Rock Surgery Center, Little Rock, AR

CALIFORNIA

Sutter Street Surgery Center, San Francisco, CA

COLORADO

Aurora Surgery Center, Aurora, CO
Denver West Surgery Center, Golden, CO
Pueblo Surgery Center, Pueblo, CO
Surgery Center of Ft. Collins, Fort Collins, CO

FLORIDA

Citrus Regional Surgery Center, Lecanto, FL
Coral Springs Surgical Center, Coral Springs, FL
Physician's Surgery Center, Fort Myers, FL
Physicians' Surgical Care Center, Winter Park, FL
Sarasota Surgery Center, Sarasota, FL
St. Petersburg Surgery Center, St. Petersburg, FL

INDIANA

Evansville Surgery Center, Evansville, IN
North Indianapolis Surgery Center, Indianapolis, IN

KENTUCKY

Lexington Surgery Center, Lexington, KY
Surgecenter of Louisville, Louisville, KY

MARYLAND

Central Maryland Surgery Center, Baltimore, MD


MASSACHUSETTS

Maple Surgery Center, Springfield, MA


MISSOURI

The Surgery Center, St. Joseph, MO


NEW JERSEY

Roseland Surgical Center, Roseland, NJ
Surgical Center of South Jersey, Mt. Laurel, NJ


NORTH CAROLINA

Blue Ridge Day Surgery Center, Raleigh, NC
Surgecenter of Wilson, Wilson, NC


PENNSYLVANIA

Westmoreland Surgery Center, Mt. Pleasant, PA
Paoli Surgery Center, Paoli, PA
Scranton Surgery Center, Scranton, PA

TENNESSEE

Knoxville Surgery Center, Knoxville, TN
Nashville Surgery Center, Nashville, TN


TEXAS

East El Paso Surgery Center, El Paso, TX
Fort Worth Surgery Center, Fort Worth, TX
Plano Surgery Center, Plano, TX

WEST VIRGINIA

Cabell-Huntington Surgery Center, Huntington, WV


WISCONSIN

Oshkosh Surgery Center, Oshkosh, WI
Wausau Surgery Center, Wausau, WI
Wauwatosa Surgery Center, Wauwatosa, WI

    04-May-95                                 SURGICAL CARE AFFILIATES, INC.
       02:59 PM                                     WORKING CAPITAL LOANS
                               FEBRUARY 28, 1995

                            INTEREST         BALANCE               PRINCIPAL     BALANCE
    FACILITY                  RATE           1-31-95    ADDITIONS   PAYMENTS     2-28-95     ****   COMMENTS   ****
- -------------------------------------------------------------------------------------------------------------------
MAPLE                          12%           1,040,000          0    (10,000)   1,030,000
WAUWATOSA                      12%             110,781          0          0      110,781    INTEREST PAID CURRENTLY
EL PASO                        12%             389,559     25,000     (6,000)     408,559
BALTIMORE                      12%           1,082,446          0    (11,239)   1,071,207
FT. COLLINS                    10%             590,157          0    (15,000)     575,157
NASHVILLE                      10%             304,602          0          0      304,602    INTEREST PAID CURRENTLY
GADSDEN                     PRIME +1           412,645          0     (9,952)     402,693
OSHKOSH                        10%              74,728          0    (10,000)      64,728
KNOXVILLE                      10%             919,829          0          0      919,829    INTEREST PAID CURRENTLY
MT PLEASANT                    10%             683,650          0          0      683,650    INTEREST PAID CURRENTLY
CORAL SPRINGS               PRIME +1         1,078,376          0          0    1,078,376    INTEREST PAID CURRENTLY
WINTER PARK                    10%             125,000          0          0      125,000    INTEREST PAID CURRENTLY
RALEIGH                        10%             200,000          0          0      200,000    INTEREST PAID CURRENTLY
DENVER WEST                    10%             440,000          0          0      440,000    INTEREST PAID CURRENTLY
WAUSAU                         10%             460,000     50,000          0      510,000    INTEREST PAID CURRENTLY
DOTHAN                         10%             141,030          0    (22,862)     118,168
PLANO                          10%             847,734     80,000          0      927,734    INTEREST PAID CURRENTLY
NORTH INDY                     10%             140,000          0          0      140,000    INTEREST PAID CURRENTLY
INDY - MIDTOWN                                 185,600          0          0      185,600    TO BE WRITTEN OFF AGAINST RESERVE
PAOLI                       PRIME +2         1,000,000          0          0    1,000,000    INTEREST PAID CURRENTLY
CITRUS REGIONAL                10%             250,000          0          0      250,000    INTEREST PAID CURRENTLY
SAN FRANCISCO                  10%             737,604          0          0      737,604    INTEREST PAID CURRENTLY
FLORENCE                       10%             292,000          0          0      292,000    INTEREST PAID CURRENTLY
FT SMITH                       10%           1,001,774          0          0    1,001,774    INTEREST PAID CURRENTLY
ST JOSEPH                      10%             195,000          0    (45,000)     150,000
                                       ------------------------------------------------------
TOTAL OUTSTANDING                           12,702,515    155,000   (130,053)  12,727,462
                                       ======================================================

                         SURGICAL CARE AFFILIATES, INC.
                          EQUIPMENT & PROPERTIES LOANS
                               FEBRUARY 28, 1995

                                             BALANCE                PRINCIPAL   BALANCE
CENTER                                       1-31-95    ADDITIONS   PAYMENTS    2-28-95      ****   COMMENTS   ****
- -------------------------------------------------------------------------------------------------------------------
BALTIMORE EQUIPMENT            10%             355,510          0     (5,122)     350,388
SCRANTON EQUIPMENT          PRIME +1         1,228,291          0    (20,000)   1,208,291
SOUTH JERSEY EQUIPMENT      PRIME +1           240,541          0    (11,647)     228,894
YUMA EQUIPMENT                 10%             464,981          0          0      464,981
MT PLEASANT EQUIPMENT          10%              78,000          0     (5,000)      73,000
NASHVILLE EQUIPMENT            10%             641,355          0          0      641,355
PUEBLO EXPANSION               10%             601,340          0       (953)     600,387
AURORA EXPANSION              PRIME            352,010          0     (1,344)     350,666
SARASOTA EXPANSION             10%             651,688          0    (25,000)     626,688
EL PASO CONSTRUCTION           12%              20,754          0     (5,000)      15,754
YUMA EXPANSION                 10%           1,509,875          0    (20,000)   1,489,875
EVANSVILLE EXPANSION           10%             147,523          0    (24,000)     123,523
FT WORTH EXPANSION             8%              324,201          0     (5,008)     319,193
ST. PETE EXPANSION             10%                 (79)       178          0           99
DENVER WEST CONSTRUCTION       10%             307,140          0          0      307,140    AMORT TO BE SET UP AND PMTS
FT SMITH EXPANSION             10%             274,529          0          0      274,529       BEGIN WHEN EXPANSION
GADSDEN EXPANSION              10%             333,110          0          0      333,110       COMPLETED
HUNTINGTON EXPANSION        PRIME +1           748,219          0          0      748,219         "
CORAL SPRINGS CONSTRUCTION    PRIME            388,209          0          0      388,209         "
WINTER PARK CONSTRUCTION       10%             777,546          0          0      777,546         "
ROSELAND EXPANSION             10%              30,864      5,622          0       36,486         "
FLORENCE EXPANSION             10%             300,614    142,120          0      442,734         "
WAUSAU CONSTRUCTION            10%             435,675          0          0      435,675         "
DOTHAN CONSTRUCTION            10%              20,069          0          0       20,069         "
                                          ----------------------------------------------------
TOTAL OUTSTANDING                           10,231,965    147,920   (123,074)  10,256,811
                                          ====================================================

                         SURGICAL CARE AFFILIATES, INC.
                                 MORTGAGE LOANS
                               FEBRUARY 28, 1995

                     TOTAL
                    MONTHLY   # YRS/        BALANCE                PRINCIPAL    BALANCE
CENTER                PMT       RATE        1-31-95     ADDITIONS  PAYMENTS     2-28-95
- ----------------------------------------------------------------------------------------
LOUISVILLE           12,990   10/10%           944,338          0     (7,807)     936,531
LEXINGTON SURG PROP  11,391   15/10%         1,090,772          0          0    1,090,772
LEXINGTON EQUIPMENT   2,580   10/10%           151,527          0          0      151,527
FT. MYERS            10,179  15/9.5%           798,469          0          0      798,469
INDY (NORTH)         20,181 6.67/10%           822,457     40,000    (13,327)     849,130
INDY (MIDTOWN)       19,099   10/10%         1,292,409          0          0    1,292,409    TO BE WRITTEN OFF AGAINST RESERVE
SOUTH JERSEY         17,079   10/10%         1,003,078          0     (8,721)     994,357
SCRANTON MORTG               40/P+1%         1,945,379          0    (15,000)   1,930,379
WILSON                           10%           681,023          0    (12,000)     669,023
OSHKOSH                          10%         1,432,345          0          0    1,432,345
FT SMITH                         10%         1,704,970          0          0    1,704,970
MT PLEASANT                      10%           731,704          0          0      731,704
LITTLE ROCK PROP     21,606   15/10%         1,551,940          0    (18,363)   1,533,577
ROSELAND MORTGAGE                10%         7,891,788          0    (77,372)   7,814,416
EVANSVILLE MORTGAGE              10%         1,252,151          0     (5,208)   1,246,943
                                      --------------------------------------------------------
TOTAL OUTSTANDING                           23,294,350     40,000   (157,798)  23,176,552
                                      ========================================================

                               Schedule 3.26(b)

                            Refinanced Indebtedness





Prior Lender: First Union (approximate principal amounts)

            -Charlotte, NC ($483,906)
            -Wilson, NC ($1,383,333)
            -Wilson, NC ($766,667)
            -Colorado Springs, CO ($1,971,249)
            -Oshkosh, WI ($920,000)
            -Oshkosh, WI ($1,512,446)
            -El Paso, TX ($862,350)

Prior Lender: First Tennessee (approximate principal amounts)

            -Pueblo, CO ($900,000)
            -Pueblo, CO ($1,662,625)
            -Memphis, TN ($956,312)
            -Chattanooga, TN ($737,135)
            -Huntington, WV ($339,705)

Prior Lender: NationsBank (approximate principal amounts)

            -Aurora, CO ($1,092,500)
            -Aurora, CO ($1,075,000)
            -Fort Collins, CO ($1,122,375)
            -Fort Collins, CO ($1,054.687.50)
            -Golden, CO ($1,150,000)
            -Golden, CO ($1,411,900)
            -Sarasota, FL ($519,999)
            -Lancaster, PA ($5,097,941)
            -Wauwatosa, WI ($1,048,484)

Prior Lender: First American (approximate principal amounts)

            -Greenville, SC ($3,034,468)
            -Wausau, WI ($1,189,800)
            -Wausau, WI ($2,215,332)
            -Surgical Care Affiliates, Inc. ($2,000,000)

Prior Lender: Third National Bank in Nashville

            -Surgical Care Affiliates, Inc. ($30,000,000)
            -Surgical Care Affiliates, Inc. ($7,076,792)
            -Nashville Surgery Center ($1,069,444)
            -Nashville Surgery Center ($1,883,267)
            -Surgery Center of Albuquerque ($1,549,759)
            -Central Delaware Surgery Center ($150,000)
            -Central Delware Surgery Center ($1,168,125)
            -Inland Surgery Center ($697,126)
            -Mobile Surgery Center ($591,657)
            -Charleston Surgery Center ($500,694)
            -Grandview Surgery Center ($270,788)
            -Emerald Coast Surgery Center ($1,425,616)
            -Emerald Coast Surgery Center ($1,542,562)
            -Coral Springs Surgical Center ($1,317,845)
            -Coral Springs Surgical Center ($1,600,000)
            -Knoxville Surgery Center ($1,683,814)
            -Knoxville Surgery Center ($958,718)
            -Physicians' Surgical Care Center (Winter Park)
                 ($1,295,863)
            -St. Petersburg Surgery Center ($1,486,199)
            -St. Petersburg Surgery Center ($875,000)

                                 Schedule 3.27

                             Dividend Restrictions


None

                               Schedule 4.01(e)

                        Authority to Transact Business


Surgical Care Affiliates, Inc.

            Tennessee


SCA Investment Company

            [Not qualified in any state]


SCA-Management Company

            Alabama
            Arizona
            Arkansas
            California
            Colorado
            Delaware
            Florida
            Georgia
            Hawaii
            Indiana
            Kentucky
            Maryland
            Massachusetts
            Michigan
            Missouri
            New Jersey
            New Mexico
            North Carolina
            Oregon
            Pennsylvania
            South Carolina
            Texas
            West Virginia
            Wisconsin

                               Schedule 6.01(b)

                    Indebtedness of Consolidated Companies


Loans:

1. Indebtedness owed to Arlington Bank of Commerce with respect to the Arlington (Texas) surgery center, in the approximate principal amount of $342,438 as of February 28, 1995.

2. Indebtedness owed to NationsBank of Florida, N.A. with respect to the Tampa (Florida) surgery center, in the approximate principal amount of $173,820 as of February 28, 1995.

3. Indebtedness owed to First Interstate Bank with respect to the Eau Claire (Wisconsin) surgery center, in the approximate principal amount of $347,549 as of February 28, 1995.

4. Indebtedness owed to Third National Bank in Nashville with respect to the Rockville (Maryland) surgery center, in the approximate principal amount of $17,533 as of February 28, 1995.

5. Indebtedness owed to Republic Bank Ridglea with respect to the Fort Worth (Texas) surgery center, in the approximate principal amount of $390,771 as of February 28, 1995.

6. Indebtedness to Metlife with respect to the Gadsden (Alabama) surgery center, in the approximate principal amount of $378,115, as of February 28, 1995.

7. Indebtedness to AmSouth with respect to the Gadsden (Alabama) surgery center, in the approximate principal amount of $39,625; as of February 28, 1995.


Capital Leases with respect to the following surgery centers:

Center for Day Surgery, Fort Smith, AR
Little Rock Surgery Center, Little Rock, AR
Sarasota Surgery Center, Sarasota, FL
Lexington Surgery Center, Lexington, KY
Surgecenter of Louisville, Louisville, KY
The Surgery Center, St. Joseph, MO
Fort Worth Surgery Center, Fort Worth, TX
Cabell-Huntington Surgery Center, Huntington, WV
Mobile Surgery Center, Mobile, AL
Chattanooga Surgery Center, Chattanooga, TN
Memphis Surgery Center, Memphis, TN
Charlotte Surgery Center, Charlotte, NC
Lancaster Surgery Center, Lancaster, PA
Arlington Day Surgery Center, Arlington, TX
Surgery Center of Albuquerque, Albuquerque, NM

                                 Schedule 6.02

                                Permitted Liens




1.          Liens relating to indebtedness listed on Schedule 6.01(b)

                         EXHIBIT A TO CREDIT AGREEMENT

                               BORROWING REQUEST

VIA FAX (615) 748-4089                     and              VIA FAX (615) 748-5161
- ----------------------                     ---              ----------------------
ATTN: LEIGH ANN GREGORY                                     ATTN: KAREN COLE AHERN
Third National Bank in Nashville, as Agent
401 Fourth Avenue North
P.O. Box 305110
Nashville, Tennessee 37230-5110

                        Date: __________________, ______

         Re: Credit Agreement dated April 12, 1995 by and among Surgical Care Affiliates, Inc., SCA-Management Company, SCA Investment Company, the lenders listed therein and Third National Bank in Nashville, as agent (as may be amended from time to time, the "Credit Agreement")
Agent:

         Capitalized terms not otherwise defined in this request have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrowers to submit Borrowing Requests to the Agent pursuant to the Credit Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to
Section 2.03 of the Credit Agreement, a Borrowing under the Credit Agreement (the "Proposed Borrowing"), and (iii) the amount of the Proposed Borrowing is available to the Borrowers pursuant to the Credit Agreement. The information below relates to the Proposed Borrowing:

1.  AMOUNT OF PROPOSED BORROWING:  ____________________________________________

2.  DATE OF PROPOSED BORROWING:  ______________________________________________

3.  DESIGNATION OF LOANS:

            Base Rate Loan        - $_______________________ (multiples of $100,000 and not less than $500,000)

            LIBOR Loan            - $_______________________ (multiples of $1,000,000 and not less than $5,000,000)

         Borrowing Requests must be given one (1) day prior to the Proposed Borrowing for Base Rate Loans and two (2) days prior to the Proposed Borrowing for LIBOR Loans. All Borrowing Requests received after 11:00 A.M. shall be deemed received on the next Business Day.

4.       (a)      For LIBOR Loans, INTEREST PERIOD (indicate one):

                  [ ] one (1) month period                          [ ] three (3) month period
                  [ ] two (2) month period                          [ ] six (6) month period


         (b)      CALCULATION OF RATE:
                  Adjusted LIBOR
                                                            -------------------------
                  plus Applicable LIBOR Margin            + 0.50%
                                                            -------------------------
                  TOTAL                                  =
                                                            -------------------------

         [S]      [C]
         (c)      EXPIRATION DATE:
                                  ---------------------

5.       (a)      DEPOSIT PROCEEDS OF BORROWING INTO (indicate one):

                  [ ] SCA-Management Company Account No.
                                                         -------------------------------------
                  or

                  [ ] SCA Investment Company Account No.
                                                         -------------------------------------
                  or

                  [ ] Surgical Care Affiliates, Inc. Account No.
                                                                 -----------------------------
         OR

         (b) WIRE TRANSFER PROCEEDS OF BORROWING ACCORDING TO THE FOLLOWING INSTRUCTIONS:

                  ABA No.
                          ---------------------------------------------------
                  Account No.
                              -----------------------------------------------
                  Name of Bank:
                               ----------------------------------------------
                  Customer Reference:
                                     ----------------------------------------
                  Other Information:
                                    -----------------------------------------

                  -----------------------------------------------------------

         In connection with the Proposed Borrowing the undersigned represents on the date hereof and on the date of the Proposed Borrowing (a) there exist no Default or Event of Default and (b) all representations and warranties by the Borrowers contained in the Credit Agreement are true and correct in all material respects except as qualified in Section 4.02(b) of the Credit Agreement.

Very truly yours,

BORROWERS:

SURGICAL CARE AFFILIATES, INC.                              SCA-MANAGEMENT COMPANY


By:                                                         By:
   --------------------------------------------                ----------------------------------------

Title:                                                      Title:
      -----------------------------------------                   -------------------------------------


SCA INVESTMENT COMPANY

By:
   --------------------------------------------
Title:
      -----------------------------------------

                         EXHIBIT B TO CREDIT AGREEMENT


                         CONTINUATION/CONVERSION NOTICE

VIA FAX (615) 748-4089                     and                      VIA FAX (615) 748-5161
- ----------------------                     ---                      ----------------------
ATTN: LEIGH ANN GREGORY                                             ATTN: KAREN COLE AHERN
Third National Bank in Nashville, as Agent
401 Fourth Avenue North
P.O. Box 305110
Nashville, Tennessee 37230-5110

                      Date: ___________________, _________

         Re: Credit Agreement dated April 12, 1995 by and among Surgical Care Affiliates, Inc., SCA-Management Company, SCA Investment Company, the lenders listed therein and Third National Bank in Nashville, as agent (as may be amended from time to time, the "Credit Agreement")
Agent:

         Capitalized terms not otherwise defined in this request have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrowers to submit Continuation/Conversion Notices to the Agent pursuant to the Credit Agreement and (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 2.03 of the Credit Agreement, the continuation or conversion of a Borrowing under the Credit Agreement (the "Continued/Converted Borrowing"). The information below relates to the Proposed Borrowing:

6.       IDENTIFICATION OF EXISTING LOAN TO BE CONTINUED/CONVERTED:
                                                                          Amount

                  Base Rate Loan
                                                                    ----------------------------------
                  LIBOR Loan   -  expiring
                                           -----------------        ----------------------------------

7.       DATE OF CONTINUED/CONVERTED BORROWING:
                                               -------------------------------------------------------

8.       DESIGNATION OF INTEREST OPTION FOR CONTINUED/CONVERTED
         BORROWING:

                  Base Rate Loan -  $                             (multiples of $100,000 and not less than $500,000)
                                     ----------------------------
                  LIBOR Loan     -  $                             (multiples of $1,000,000 and not less than $5,000,000)
                                     ----------------------------

         Borrowing Requests must be given one (1) day prior to the Proposed Borrowing for Base Rate Loans and two (2) days prior to the Proposed Borrowing for LIBOR Loans. All Borrowing Requests received after 11:00 A.M. shall be deemed received on the next Business Day.

9.       (a)      INTEREST PERIOD for LIBOR CONTINUED/CONVERTED BORROWING
                  (indicate one):

                  [ ] one (1) month period
                  [ ] two (2) month period
                  [ ] three (3) month period
                  [ ] six (6) month period

         (b)      CALCULATION OF RATE:

                  Adjusted LIBOR
                                                            -------------------------
                  plus Applicable LIBOR Margin            + 0.50%
                                                            -------------------------
                  TOTAL                                  =
                                                            -------------------------

         (c)      EXPIRATION DATE:
                                   -----------------------

         In connection with the Continued/Converted Borrowing the undersigned represents on the date hereof and on the date of the Continued/Converted Borrowing (a) there exist no Default or Event of Default and (b) all representations and warranties by the Borrowers contained in the Credit Agreement are true and correct in all material respects except as qualified in
Section 4.02(b) of the Credit Agreement.

Very truly yours,

BORROWERS:

SURGICAL CARE AFFILIATES, INC.                              SCA-MANAGEMENT COMPANY

By:                                                         By:
   --------------------------------------------                ----------------------------------------

Title:                                                      Title:
      -----------------------------------------                   -------------------------------------


SCA INVESTMENT COMPANY

By:
   ---------------------------------------------

Title:
      ------------------------------------------

                         EXHIBIT C TO CREDIT AGREEMENT

                             REVOLVING CREDIT NOTE


Nashville, Tennessee                                              $55,000,000.00
April 12, 1995


        FOR VALUE RECEIVED, SURGICAL CARE AFFILIATES, INC., a Delaware corporation, SCA-MANAGEMENT COMPANY, a Tennessee corporation, and SCA INVESTMENT COMPANY, a Nevada corporation (the "BORROWERS"), jointly and severally promise and agree to pay to the order of THIRD NATIONAL BANK IN NASHVILLE, a national banking association, its successors, assigns or any subsequent holder of this Note (the "LENDER"), for the account of its applicable Payment Office, in lawful money of the United States of America in immediately available funds, the principal amount of up to Fifty-Five Million Dollars ($55,000,000.00), or so much thereof as may be advanced from time to time, together with interest thereon and other amounts due as provided below. This Note shall mature on April 12, 2000 (the "MATURITY DATE") at which time Borrowers shall pay an amount equal to all outstanding principal plus any and all accrued and unpaid interest and all other amounts due hereunder.

        This Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, that certain Credit Agreement of even date herewith by and between Borrowers, Lender, the other lenders set forth on the signature pages thereof and Third National Bank in Nashville, as Agent (as it may be amended, restated or modified from time to time, the "CREDIT AGREEMENT"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

        Borrowers promise to pay interest on the outstanding principal amount of each Loan hereunder, at such interest rates, payable at such times, and computed in such manner, as are specified for such Loan in the Credit Agreement in strict accordance with the terms thereof. Interest for each year shall be computed based upon a 360-day year.

        As long as no Event of Default has occurred, Borrowers may borrow, repay, reborrow and repay hereunder until the Maturity Date; provided, however that at no time shall the principal amount outstanding hereunder exceed Fifty-Five Million Dollars ($55,000,000.00) (the "MAXIMUM PRINCIPAL AMOUNT"). If such excess occurs, Borrowers shall immediately pay to Agent for the benefit of Lender all principal outstanding hereunder in excess of the Maximum Principal Amount, plus all interest, fees and charges accrued as required by the Credit Agreement.

        All or part of the indebtedness evidenced by this Note may only be prepaid before the Maturity Date in accordance with the terms set forth in the Credit Agreement.

        Lender and Borrowers intend to conform strictly to applicable usury laws and other laws that may limit monetary charges, however such charges may be characterized, as presently in effect. Accordingly, Borrowers and Lender agree that, notwithstanding anything to the contrary herein or in any agreement executed in connection with or as security for this Note, the sum of all consideration that constitutes interest under applicable law which is contracted for, charged, or received hereunder shall under no circumstance, including without limitation any circumstance in which the Note has been accelerated or prepaid, exceed the maximum lawful rate of interest permitted by applicable law. Any excess interest shall be credited on this Note or, if this Note shall have been paid in full, refunded to Borrowers, by the holder hereof.

        Borrowers shall pay a late charge equal to five percent (5%) of any payments of principal and/or interest that are paid after the due date thereof, to cover the extra expenses involved in handling delinquent payments (the "LATE CHARGE"); provided that in no event shall the Late Charge result in the payment of interest in excess of the maximum rate of interest permitted by applicable law.

        All amounts received for payment under this Note shall be applied first to any unpaid expenses due under this Note or under any other Loan Documents, then to the unpaid Late Charge, then to the unpaid Default Interest, then to all other accrued but unpaid interest due under this Note and finally to the reduction of outstanding principal due under this Note.

        All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent.

        Following the occurrence of any Event of Default, whether or not any notice of such default has been delivered, principal and unpaid interest shall bear interest (both before and after judgement) at a rate equal to two percentage points (2%) per annum above the Base Rate (the "DEFAULT INTEREST").

        Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement (each, an "EVENT OF DEFAULT"), all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without further notice. Agent may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one, but one waiver shall not imply an additional or subsequent waiver.

        Borrowers and any and all endorsers, guarantors and other parties liable on this Note, (collectively, the "OBLIGORS") jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly consent to (i) any and all delays, extensions, renewals or other modifications of this Note or any waivers of any term hereof, (ii) any release or discharge of the Obligors, (iii) any release, substitution or exchange of any security for the payment hereof, (iv) any failure to act on the part of Agent or Lender, and (vi) any indulgence shown by Agent or Lender from time to time (without notice or further assent from any of the Obligors) and hereby agree that no such action, failure to act or failure to exercise any right or remedy by Agent or Lender shall in any way affect or impair the obligations of any of the Obligors.

         BORROWERS HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE, ANY DOCUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR ANY RELATIONSHIP BETWEEN BORROWERS AND LENDER.

        In any action to enforce this Note, Borrowers hereby irrevocably and unconditionally waive any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

        Borrowers shall pay, on demand, all costs and expenses (including court costs, attorneys' fees and expenses) incurred by Agent and/or Lender in attempting to enforce or collect this Note, protect or enforce its rights under this Note or the Credit Agreement or protect or collect on any security for the payment of this Note.

        This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

        This Note may not be changed, extended or terminated except in writing signed by Borrowers and Lender. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

        EXECUTED this the 12th day of April, 1995.

                                 BORROWERS:

                                 SURGICAL CARE AFFILIATES, INC.,
                                 a Delaware corporation

                                 By: /s/ Tarpley B. Jones
                                     ------------------------------------------
                                     Tarpley B. Jones, Secretary and Treasurer


                                 SCA-MANAGEMENT COMPANY, a Tennessee
                                 corporation

                                 By: /s/ Tarpley B. Jones
                                     ------------------------------------------
                                     Tarpley B. Jones, Secretary and Treasurer


                                 SCA INVESTMENT COMPANY, a Nevada
                                 corporation

                                 By: /s/ Tarpley B. Jones
                                     ------------------------------------------
                                     Tarpley B. Jones, Secretary and Treasurer

                         EXHIBIT D TO CREDIT AGREEMENT

                                PROMISSORY NOTE


Nashville, Tennessee                                               $5,000,000.00
April 12, 1995


        FOR VALUE RECEIVED, SURGICAL CARE AFFILIATES, INC., a Delaware corporation, SCA-MANAGEMENT COMPANY, a Tennessee corporation, and SCA INVESTMENT COMPANY, a Nevada corporation (the "BORROWERS"), jointly and severally promise and agree to pay to the order of THIRD NATIONAL BANK IN NASHVILLE, a national banking association, its successors, assigns or any subsequent holder of this Note (the "LENDER"), for the account of its applicable Payment Office, in lawful money of the United States of America in immediately available funds, the principal amount of up to Five Million Dollars ($5,000,000.00), or so much thereof as may be advanced from time to time, together with interest thereon and other amounts due as provided below. This Note shall mature on April 12, 2000 (the "MATURITY DATE") at which time Borrowers shall pay an amount equal to all outstanding principal plus any and all accrued and unpaid interest and all other amounts due hereunder.

        This Note is issued pursuant to, and is the Swing Line Note referred to in, that certain Credit Agreement of even date herewith by and between Borrowers, Lender, the other lenders set forth on the signature pages thereof and Third National Bank in Nashville, as Agent (as it may be amended, restated or modified from time to time, the "CREDIT AGREEMENT"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

        Borrowers promise to pay interest on the outstanding principal amount hereunder, at such interest rates, payable at such times, and computed in such manner, as are specified for such Loan in the Credit Agreement in strict accordance with the terms thereof. Interest for each year shall be computed based upon a 360-day year.

        As long as no Event of Default has occurred, Borrowers may borrow, repay, reborrow and repay hereunder until the Maturity Date; provided, however that at no time shall the principal amount outstanding hereunder exceed Five Million Dollars ($5,000,000.00) (the "MAXIMUM PRINCIPAL AMOUNT"). If such excess occurs, Borrowers shall immediately pay to Agent for the benefit of Lender all principal outstanding hereunder in excess of the Maximum Principal Amount, plus all interest, fees and charges accrued as required by the Credit Agreement.

        All or part of the indebtedness evidenced by this Note may only be prepaid before the Maturity Date in accordance with the terms set forth in the Credit Agreement.

        Lender and Borrowers intend to conform strictly to applicable usury laws and other laws that may limit monetary charges, however such charges may be characterized, as presently in effect. Accordingly, Borrowers and Lender agree that, notwithstanding anything to the contrary herein or in any agreement executed in connection with or as security for this Note, the sum of all consideration that constitutes interest under applicable law which is contracted for, charged, or received hereunder shall under no circumstance, including without limitation any circumstance in which the Note has been accelerated or prepaid, exceed the maximum lawful rate of interest permitted by applicable law. Any excess interest shall be credited on this Note or, if this Note shall have been paid in full, refunded to Borrowers, by the holder hereof.

        Borrowers shall pay a late charge equal to five percent (5%) of any payments of principal and/or interest that are paid after the due date thereof, to cover the extra expenses involved in handling delinquent payments (the "LATE CHARGE"); provided that in no event shall the Late Charge result in the payment of interest in excess of the maximum rate of interest permitted by applicable law.

        All amounts received for payment under this Note shall be applied first to any unpaid expenses due under this Note or under any other Loan Documents, then to the unpaid Late Charge, then to the unpaid Default Interest, then to all other accrued but unpaid interest due under this Note and finally to the reduction of outstanding principal due under this Note.

        All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent.

        Following the occurrence of any Event of Default, whether or not any notice of such default has been delivered, principal and unpaid interest shall bear interest (both before and after judgement) at a rate equal to two percentage points (2%) per annum above the Base Rate (the "DEFAULT INTEREST").

        Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement (each, an "EVENT OF DEFAULT"), all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without further notice. Agent may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one, but one waiver shall not imply an additional or subsequent waiver.

        Borrowers and any and all endorsers, guarantors and other parties liable on this Note, (collectively, the "OBLIGORS") jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly consent to (i) any and all delays, extensions, renewals or other modifications of this Note or any waivers of any term hereof, (ii) any release or discharge of the Obligors, (iii) any release, substitution or exchange of any security for the payment hereof, (iv) any failure to act on the part of Agent or Lender, and (vi) any indulgence shown by Agent or Lender from time to time (without notice or further assent from any of the Obligors) and hereby agree that no such action, failure to act or failure to exercise any right or remedy by Agent or Lender shall in any way affect or impair the obligations of any of the Obligors.

         BORROWERS HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE, ANY DOCUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR ANY RELATIONSHIP BETWEEN BORROWERS AND LENDER.

         In any action to enforce this Note, Borrowers hereby irrevocably and unconditionally waive any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

         Borrowers shall pay, on demand, all costs and expenses (including court costs, attorneys' fees and expenses) incurred by Agent and/or Lender in attempting to enforce or collect this Note, protect or enforce its rights under this Note or the Credit Agreement or protect or collect on any security for the payment of this Note.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

         This Note may not be changed, extended or terminated except in writing signed by Borrowers and Lender. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

         EXECUTED this the 12th day of April, 1995.

                             BORROWERS:

                             SURGICAL CARE AFFILIATES, INC.,
                             a Delaware corporation

                             By: /s/ Tarpley B. Jones
                                 -------------------------------------------
                                 Tarpley B. Jones, Secretary and Treasurer


                             SCA-MANAGEMENT COMPANY, a Tennessee
                             corporation

                             By: /s/ Tarpley B. Jones
                                 -------------------------------------------
                                 Tarpley B. Jones, Secretary and Treasurer


                             SCA INVESTMENT COMPANY, a Nevada
                             corporation

                             By: /s/ Tarpley B. Jones
                                 -------------------------------------------
                                 Tarpley B. Jones, Secretary and Treasurer

EXHIBIT E TO CREDIT AGREEMENT




                                April 12, 1995


First American National Bank               NationsBank of Tennessee, N.A.
First American Plaza                       One NationsBank Plaza
Nashville, Tennessee  37237                Nashville, Tennessee  37239

Third National Bank in Nashville           Third National Bank in Nashville
   as a Lender (as defined below)             as Agent (as defined below)
201 Fourth Avenue North                    201 Fourth Avenue North
Nashville, Tennessee  37230                Nashville, Tennessee  37230

                    Re:  Surgical Care Affiliates, Inc.
                         SCA Investment Company
                         SCA-Management Company

Ladies and Gentlemen:

         We have acted as counsel to Surgical Care Affiliates, Inc., a Delaware corporation ("SCA"), SCA Investment Company, a Nevada corporation ("Investment"), and SCA-Management Company, a Tennessee corporation ("Management"), in connection with the Credit Agreement, dated April 12, 1995 (the "Credit Agreement"), among SCA, Investment, and Management as borrowers (each a "Borrower" and collectively, the "Borrowers"); First American National Bank, a national banking association ("First American"), NationsBank of Tennessee, N.A., a national banking association ("NationsBank"), and Third National Bank in Nashville, a national banking association as lenders (each a "Lender" and collectively, the "Lenders"); and Third National Bank in Nashville, a national banking association as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

         In our capacity as such counsel we have examined originals, or copies identified to our satisfaction as being true copies, of the following documents:

         1.      the Credit Agreement;

         2.      the Notes;

         3.      the Fee Letter;

First American National Bank
NationsBank of Tennessee, N.A.
Third National Bank in Nashville
April 12, 1995
Page 2


         4. the Certificate of Incorporation and Bylaws of SCA (the "SCA Governing Documents");

         5. the Articles of Incorporation and Bylaws of Investment (the "Investment Governing Documents"); and

         6. the Charter and Bylaws of Management (the "Management Governing Documents").

         The Credit Agreement, the Notes, and the Fee Letter are collectively referred to as the "Loan Documents." The SCA Governing Documents, the Investment Governing Documents, and the Management Governing Documents are collectively referred to as the "Borrower Governing Documents."

         As used in this opinion, the term "Governmental Authorities" shall mean any executive, legislative, judicial, administrative, or regulatory body of the State of Tennessee or the United States of America having jurisdiction over the Borrowers. The term "Applicable Law" means statutes, rules and regulations of the State of Tennessee and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents. The term "Applicable Order" means any order, ruling, decree, judgment, or similar action of a Governmental Authority known to us or identified to us by the Borrowers as being applicable to the Borrowers. The abbreviation "TCA" means the Tennessee Code Annotated as in effect in the State of Tennessee on the date hereof.

         In addition to the foregoing, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

         We are admitted to the bar in the State of Tennessee. We express no opinion herein as to any laws other than (i) the laws of State of Tennessee,
(ii) the Delaware General Corporation Law (the "DGCL"), (iii) the Nevada General Corporation Law (the "NGCL"), and (iv) the federal laws of the United States of America.

First American National Bank
NationsBank of Tennessee, N.A.
Third National Bank in Nashville
April 12, 1995
Page 3

(iv) the federal laws of the United States of America.

                                  Assumptions

         In rendering this opinion we have assumed, without having made any independent investigation of the facts and without expressing any opinion with respect to (except, in each case, with respect to matters on which we have specifically opined below), the following:

                 (i) that all factual matters, including, without limitation, representations and warranties contained in the Loan Documents or in certificates provided to us by or on behalf of the Borrowers (including the certificate attached as Exhibit 1 hereto), are true and correct as set forth therein, provided, however, that we have not assumed any matter to be true or correct that we know to be untrue or incorrect;

                 (ii) that with respect to each party to the Loan Documents other than the Borrowers, each Loan Document constitutes the legally valid and binding obligation of such other parties, enforceable against such other parties in accordance with their respective terms;

                 (iii) that the "loan charges" (as defined in TCA Section 47-14-113) collected pursuant to the Loan Documents will be fair and reasonable compensation for expenses incurred or services rendered, and will be directly related to the Loan Documents;

                 (iv) that the effective rate of interest applicable to obligations under the Loan Documents is not usurious; and

                 (v) that any "commitment fees," as defined in TCA Section 47-14-102(4)), will comply with the provisions of TCA Section 47-14-113(b).

                                   Opinions

         On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

First American National Bank
NationsBank of Tennessee, N.A.
Third National Bank in Nashville
April 12, 1995
Page 4

         1. SCA is a corporation existing and in good standing under the DGCL. Investment is a corporation existing and in good standing under the NGCL. Management is a corporation existing and in good standing under the laws of the State of Tennessee. SCA, Investment, and Management are qualified as foreign corporations in each of the jurisdictions set forth on Schedule 4.01(f) of the Credit Agreement.

         2. Each Borrower has the corporate power and authority to execute and deliver the Loan Documents, and to perform its obligations thereunder.

         3. Each Borrower has taken all necessary corporate action to authorize the execution and delivery of the Loan Documents, and the performance of its obligations thereunder.

         4. The execution, delivery, and performance of the Loan Documents by each Borrower do not (i) violate any provision of the Borrower Governing Documents, (ii) violate any provision of Applicable Law, (iii) violate or contravene any Applicable Order, (iv) to our knowledge, conflict with or constitute a breach under any agreement, indenture, or other instrument to which the Borrowers are a party or by which any of them are bound, or (v) require any consent or approval of any Governmental Authority.

         5. Each Borrower has executed and delivered each Loan Document to which it is a party, and each Loan Document constitutes the valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.

         6. To our knowledge, none of the Consolidated Companies is a party to any litigation, action, or other proceeding required to be described on
Schedule 3.08 of the Credit Agreement that is not so described.

                                Qualifications

         The opinions set forth above are qualified as follows:

         a. The opinions expressed in Paragraph 5 are subject to (i) the effect of all applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the

First American National Bank
NationsBank of Tennessee, N.A.
Third National Bank in Nashville
April 12, 1995
Page 5

possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         b. We express no opinion regarding the enforceability of (i) Section 2.03(f) of the Credit Agreement, (ii) Section 2.19 of the Credit Agreement to the extent that such provision purports to grant to any Lender a right of setoff with respect to obligations of the Borrowers acquired by such Lender through a participation purchased from other Lenders, or (iii) Section 9.04(d) of the Credit Agreement to the extent that such provision purports to indemnify any Indemnitee under circumstances where such indemnity would violate law or contravene public policy.

         c. We express no opinion with respect to the enforceability of any provision that (i) requires waivers, amendments, or other modifications to be in writing, (ii) purports to confer subject matter jurisdiction on any court, and (iii) purports to select courts located in the State of Tennessee as a venue for litigation, to the extent that venue in Tennessee would be inconvenient, not in the interest of justice, or otherwise unjust or inequitable.

         d. We express no opinion as to the effect of compliance by the Agent or any Lender with any laws, rules or regulations applicable to the Loan Documents or the transactions contemplated thereby because of the status of the Agent or any Bank as a regulated entity or the nature of any of the Agent's or any Bank's businesses.

         e. Where we render an opinion to our knowledge, we have based such opinion not upon our own independent verification but solely upon (i) receipt of certificates executed by the officers of the Borrowers covering such matters, and (ii) the conscious awareness of any attorney actively involved in the negotiation and preparation of the Loan Documents or the representation of the Borrowers with respect to the matters that are the subject of such opinion. Where we render an opinion "to our knowledge," we have therefore conducted no independent investigation of such matters.

         This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter after the date hereof. This opinion is rendered only to the addressees above and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the

First American National Bank
NationsBank of Tennessee, N.A.
Third National Bank in Nashville
April 12, 1995
Page 6

addressees for any other purpose, or quoted to or relied upon by any other person, firm, corporation, or other entity for any purpose without our prior written consent.

                               Very truly yours,

                               /s/ Waller, Lansden, Dortch and Davis
                               -------------------------------------

                                                            Exhibit 1 to Opinion


                        SURGICAL CARE AFFILIATES, INC.
                            SCA INVESTMENT COMPANY
                            SCA-MANAGEMENT COMPANY
                             OFFICER'S CERTIFICATE

         I, Tarpley B. Jones, being the Senior Vice President and Chief Financial Officer of Surgical Care Affiliates, Inc., a Delaware corporation ("SCA"), and the Secretary-Treasurer of SCA Investment Company, a Nevada corporation ("Investment"), and SCA- Management Company, a Tennessee corporation ("Management"), do hereby certify the following to Waller Lansden Dortch & Davis ("WLDD") in connection with an opinion of WLDD to be rendered in connection with the Credit Agreement, dated April 12, 1995 (the "Credit Agreement"), among SCA, Investment, and Management as borrowers (each a "Borrower" and collectively, the "Borrowers"); First American National Bank, a national banking association ("First American"), NationsBank of Tennessee, N.A., a national banking association ("NationsBank"), and Third National Bank in Nashville, a national banking association as lenders (each a "Lender" and collectively, the "Lenders"); and Third National Bank in Nashville, a national banking association as agent for the Lenders (in such capacity, the "Agent"):

         1. The representations and other statements made in the Loan Documents are true and correct in all respects.

         2. No order, ruling, decree, judgment, or similar action of any executive, legislative, judicial, administrative, or regulatory body of the State of Tennessee or the United States of America is presently in effect with respect to any Borrower.

         3. The execution, delivery, and performance of the Loan Documents by the Borrowers do not conflict with, or constitute a breach under, any agreement, indenture, or other instrument to which any Borrower is a party or by which any Borrower is bound.

         4. None of the Consolidated Companies is a party to any litigation, action, or other proceeding required to be described on Schedule 3.08 of the Credit Agreement that is not so described.

         IN WITNESS WHEREOF, the undersigned has set his hand this the 12th day of April, 1995.


                                                 /s/ Tarpley B. Jones
                                                 --------------------
                                                 Tarpley B. Jones